UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CCUR HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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CCUR HOLDINGS, INC.
6470 East Johns Crossing, Suite 490
Duluth, Georgia 30097

Dear Stockholder:

This information statement is being furnished to you, as a holder of common stock, par value $0.01 (“Common Stock”), of CCUR Holdings, Inc., a Delaware corporation (“CCUR”, “we” or the “Company”), on or around [____], 2021, to inform you of (i) the approval on December 21, 2020 of resolutions by our Board of Directors (the “Board”) proposing an amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock (the “Reverse Stock Split”) and (ii) our receipt of written consents dated December 21, 2020 (the “Written Consents”), approving such amendment by stockholders holding 52.0% of the voting power of all of our stockholders entitled to vote (the “Consenting Stockholders”) on the matter as of December 21, 2020 (the “Record Date”). The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”). The Certificate of Amendment shall be filed with the Secretary of State of the State of Delaware on or after [____], 2021 (20 calendar days following the date this Information Statement is first mailed to our stockholders), and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse Stock Split, as described in more detail below, stockholders owning fewer than 3,000 shares of our Common Stock will be cashed out at a price of $3.06 per share, and the holdings of all other stockholders will remain unchanged.

Although the Reverse Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

The Reverse Stock Split is being undertaken as part of the Company’s plan to suspend its obligations to file periodic and current reports and other information with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described further in this Information Statement, the Board has determined that the costs of being a public reporting company outweigh the benefits thereof. The actions described herein, including effecting the Reverse Stock Split, terminating the registration of our common stock under Section 12(g) of the Exchange Act and suspending of our reporting obligations under Section 15(d) of the Exchange Act, are collectively referred to herein as the “Transaction.” After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing standards of any national securities exchange.

Additionally, the Reverse Stock Split is subject to FINRA approval, of which there are no assurances when and if FINRA will provide such approval.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of record on the Record Date of the Reverse Stock Split taken by the Consenting Stockholders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The Reverse Stock Split will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying information statement is first mailed to our stockholders. The information statement is first mailed to you on or about [____], 2021. The accompanying information statement shall serve as notice to our stockholders who did not consent to action of our stockholders taken without a meeting, pursuant to Section 228(e) of the Delaware General Corporation Law.

The date of this information statement is [____], 2021.

By Order of the Board of Directors,

/s/ Igor Volshteyn
Igor Volshteyn
President and Chief Operating Officer

CCUR HOLDINGS, INC.
6470 East Johns Crossing, Suite 490
Duluth, Georgia 30097

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS OF CCUR HOLDINGS, INC.

This information statement is being furnished to the stockholders of CCUR Holdings, Inc., a Delaware corporation (“CCUR”, “we” or the “Company”) in connection with our receipt of written consents dated December 21, 2020 (the “Written Consents”) by stockholders (the “Consenting Stockholders”) holding 52.0% of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to adopt and approve a 3,000-for-1 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”). The following actions will be taken pursuant to the Written Consents:

1. On or after the 20th day following the mailing of this information statement, the Company will effect a 3,000-for-1 Reverse Stock Split of the Company’s Common Stock by filing a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware and will become effective immediately thereafter (the “Effective Date”).

2. On or after the 20th day following the mailing of this information statement, [_______] will process the Reverse Stock Split of the Company’s Common Stock at the rate of 3,000-for-1, whereby every 3,000 shares of the Company’s existing Common Stock will be combined and converted into one share of new CCUR Common Stock. No fractional shares will be issued, and:

•	Stockholders who hold fewer than 3,000 shares of existing Common Stock on the Effective Date will receive cash in the amount of $3.06 per share of existing pre-reverse split Common Stock.

•	Stockholders who hold 3,000 or more shares of existing Common Stock on the Effective Date will receive:

-	one share of new Common Stock for every 3,000 shares of existing Common Stock held on the Effective Date; and

-	cash in lieu of any fractional share of new Common Stock that such holder would otherwise be entitled to receive on the basis of $3.06 per share of existing Common Stock.

3. All stock certificates evidencing ownership of the Company’s outstanding Common Stock immediately prior to the Reverse Stock Split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new CCUR Common Stock and/or (b) new certificates representing the number of shares of new CCUR Common Stock that will result from the Reverse Stock Split, whether or not the certificates representing existing CCUR Common Stock are surrendered for exchange.

The enclosed information statement is being furnished to inform you of the foregoing action. The actions will not become effective before the date which is 20 days after this information statement is first mailed to stockholders. The enclosed information statement is first being mailed on or about [__________], 2021 to stockholders of record on December 21, 2020. You are encouraged to read the enclosed information statement in its entirety for a description of the action taken by the Written Consent.

By Order of the Board of Directors,

/s/ Igor Volshteyn
Igor Volshteyn
President and Chief Operating Officer

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE REVERSE STOCK SPLIT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

SUMMARY TERM SHEET

The following summary term sheet provides an overview of the material matters that are presented in this information statement. This summary term sheet should be read in conjunction with the full text of this information statement and the appendices attached hereto. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND APPENDICES WITH CARE. In this information statement, the terms “the Company”, “CCUR”, “we,” “us,” “our,” and similar terms refer to CCUR Holdings, Inc., a Delaware corporation, having its principal executive offices 6470 East Johns Crossing, Suite 490, Duluth, Georgia 30097, Telephone (770) 305-6434. This information statement is first being sent or delivered to the Company’s stockholders on or about [________], 2021.

The Reverse Stock Split

On or after the 20th day following the mailing of this information statement, CCUR Holdings, Inc., a Delaware corporation (the “Company”) will effect a 3,000-for-1 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as unanimously approved by the Company’s Board of Directors (the “Board”) and the stockholders (the “Consenting Stockholders”) holding 52.0% of the outstanding shares of Common Stock.

Each holder of record on the date of effectiveness of the Reverse Stock Split (the “Effective Date”) will be entitled to receive one share of new Common Stock for every 3,000 shares of existing Common Stock held by that person.

No fractional shares will be issued in connection with the Reverse Stock Split.

•
Stockholders who hold fewer than 3,000 shares of existing Common Stock on the Effective Date will receive cash in the amount of $3.06 per share of existing pre-reverse split Common Stock and will cease to be stockholders of CCUR after the Reverse Stock Split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing Common Stock held by the stockholder on the Effective Date by $3.06.

•	Stockholders who hold 3,000 or more shares of existing Common Stock on the Effective Date will receive:

-	one share of new common stock for every 3,000 shares of existing Common Stock held on the Effective Date; and

-
cash in lieu of any fractional share of new Common Stock that such holder would otherwise be entitled to receive on the basis of $3.06 per share of existing Common Stock. For detailed information concerning the terms and provisions of the Reverse Stock Split, see “Special Factors.”

Effect of the Reverse Stock Split on the Company’s Existing Common Stockholders

The Company currently has 8,972,524 of Common Stock issued and outstanding. As of December 21, 2020, the Company had identified 3,731 non-objecting beneficial owners of the Company’s Common Stock. Of these:

•	3,496 stockholders currently hold fewer than 3,000 shares of Common Stock; and

•	235 stockholders currently hold 3,000 or more shares of Common Stock.

Based on the aggregate number of stockholders of record of the Company’s Common Stock, and the number of stockholders of 3,000 or more shares of the Company’s Common Stock, the Company estimates that, following the Reverse Stock Split, there will be approximately 2,737 shares of new Common Stock issued and outstanding held by approximately 235 stockholders. For additional information concerning the effect of the Reverse Stock Split on Company stockholders, see “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 3,000 Shares of the Company’s Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 3,000 or More Shares of the Company’s Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Affiliated Stockholders,” “Special Factors-Effects of the Reverse Stock Split on Company Affiliates’ Interests in the Company’s Net Book Value and Net Loss” and “Special Factors-General Examples of Potential Effects of the Reverse Stock Split.”

Termination of the Company’s SEC Reporting Obligations After the Reverse Stock Split

Following the completion of the Reverse Stock Split and the filing of a Form 15 with the Securities and Exchange Commission (the “SEC”), the registration of the Company’s Common Stock, as well as its duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will terminate and the Company’s Common Stock will no longer be publicly-traded on the OTCQB market tier of the OTC markets. The Company will continue operations as a non-reporting private corporation. The Company’s duty to file reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act is sometimes referred to herein as the “registration and periodic reporting obligations.” For detailed information concerning the purpose, reasons for and effect of the Reverse Stock Split, see “Special Factors.”

Interests of the Company’s Directors, Executive Officers and Affiliates in the Reverse Stock Split

The Company’s Board, its executive officers and certain affiliates may have interests in the Reverse Stock Split that are or may be different from, or in addition to, your interests as a Company stockholder:

•
JDS1, LLC (“JDS1”), who owns approximately 3,586,269 shares of our Common Stock, Dimensional Fund Advisors LP (“Dimensional”), who owns approximately 597,562 shares of our Common Stock, and each of our directors and our executive officers, except Matthew Gerritsen and Jonathan Tegge, currently own more than 3,000 shares of the Company’s Common Stock and, therefore, expect to continue as stockholders of the Company after the implementation of the Reverse Stock Split.

•
Unlike stockholders who own fewer than 3,000 shares of CCUR’s Common Stock on the Effective Date, JDS1, Dimensional and each of our directors and our executive officers, except Matthew Gerritsen and Jonathan Tegge, will have the opportunity to participate in the potential upside of any increase in the value of the Company’s Common Stock after the Reverse Stock Split.

•
The Company expects each director and executive officer to retain their respective current positions as directors or executive officers of the Company following the Reverse Stock Split, although they are not obligated to do so.

Each of the Company’s directors, executive officers and affiliates will receive the same cash consideration as unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the Reverse Stock Split. For detailed information concerning the interests of the Company’s directors and executive officers in the Reverse Stock Split, see “Special Factors - Interests of the Company’s Directors, Executive Officers and Affiliates in the Reverse Stock Split.”

Reports, Opinions and Appraisals

•
The Board has obtained a report from ValueScope, Inc. (“ValueScope”), an outside financial advisor, as to the fairness of the consideration to be received by holders of Common Stock who would otherwise hold fractional shares immediately following the Reverse Stock Split. ValueScope decided what would be a fair per share consideration to be received by holders of Common Stock who would otherwise hold fractional shares immediately following the Reverse Stock Split rather than providing a fairness opinion on a per share amount chosen by management. The report by ValueScope arrived at am adjusted net asset value (equity) of $26.8 million, which comes out to $3.04 per outstanding share. ValueScope has over 30 years’ experience providing financial services and include valuation services among their core services.

The Company’s management had solicited quotations for valuation services from two financial services firms and chose ValueScope based on their reputation, the cost of such services and the time given to provide the valuation report.  Other than the provision of the report by ValueScope to us, none of the Company, its directors and officers and its affiliate stockholders, on the one hand, and ValueScope or any of its affiliates or unaffiliated representatives that are known to the Company have had any relationship within the past two years and no such relationship is currently contemplated. For additional information, see “Special Factors-Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split” and “Special Factors - Reports, Opinions and Appraisals.”

•
The Company has not required the approval of the Reverse Stock Split by the holders of a majority of its unaffiliated stockholders. For additional information, see “Special Factors-Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

•
The Company has not appointed a special committee of independent directors or other unaffiliated persons to determine the fairness of the terms of the Reverse Stock Split. For additional information concerning the appointment of a special committee, see “Special Factors-Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

•
The Company does not intend to appoint any representative (or appoint an unaffiliated representative) to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the transaction described in this information statement or preparing a report concerning the fairness of the Reverse Stock Split. For additional information concerning the appointment of an unaffiliated representative to act on behalf of unaffiliated stockholders, see “Special Factors-Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

Determination of the Company’s Board of Directors

The Board, on behalf of the Company, unanimously determined that the Reverse Stock Split is substantively and procedurally fair to, and in the best interests of, its unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. The Board made this determination after careful consideration of several factors relating to:

•	The fairness of the Reverse Stock Split;

•	The cash consideration to be paid to stockholders who would otherwise be entitled to receive a fractional share of new Company Common Stock as a result of the Reverse Stock Split; and

•	The benefits and consequences of the Reverse Stock Split.

For additional information concerning the Board’s approval of the Reverse Stock Split, see “Special Factors-Background of the Reverse Stock Split; Alternatives Considered by the Board of Directors,” “Special Factors-Reasons for the Reverse Stock Split,” “Special Factors-Factors Considered by The Board and Company Affiliates as to the Fairness of the Reverse Stock Split,” and “Special Factors-Position of the Company Regarding the Fairness of the Reverse Stock Split.”

Reservation of Right to Abandon the Reverse Stock Split

The Board has retained the right to abandon the Reverse Stock Split, even though approved by the Board and Company stockholders, if the Board determines prior to the Effective Date that the Reverse Stock Split is not then in the Company’s best interests or the best interests of the Company’s stockholders.

Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Stock Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300. For additional information concerning the Board’s right to abandon the Reverse Stock Split, see “Special Factors-Reservation of Right to Abandon the Reverse Stock Split.”

Stockholder Approval

•
Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

•
On the Record Date for notice of action by written consent of the Company’s stockholders included at the beginning of this information statement, the Company had 8,972,524 shares of Common Stock outstanding, each of which was entitled to one vote.

•
The Company’s directors and executive officers beneficially own an aggregate of 1.87% of its issued and outstanding stock, and JDS1 and Dimensional beneficially owns 39.70% and 6.66% respectively, of the Company’s issued and outstanding stock.

•	Pursuant to Section 228(e) of the DGCL, we are delivering notice of action by written consent of CCUR’s stockholders to stockholders of record as of the close of business on the Record Date.

•
No further stockholder vote, action or consent is necessary, and there will not be a special meeting of stockholders.  WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU DO NOT SEND US A PROXY. For additional information concerning the stockholders' approval of the reverse stock split, see “The Reverse Stock Split- Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership.”

Dissenters’ Rights

Stockholders are not entitled to appraisal rights in connection with the reverse stock split under either CCUR’s governance documents or the DGCL. For more information, see “The Reverse Split - Dissenters' Rights.”

Source of Funds for the Reverse Stock Split

The Company has cash on hand that will be sufficient to pay out the approximately $3,625,000 it estimates will be required for the fractional shares resulting from the Reverse Stock Split.  For more information, see “The Reverse Stock Split-Source of Funds and Financial Effect of the Reverse Stock Split.”

Effect on the Company’s Business

The Reverse Stock Split is not expected to have an immediate effect on the Company’s current business plan or operations, except for the anticipated cost and employee time savings associated with termination of the Company’s public company registration and periodic reporting obligations and the approximate amount of $3,625,000 of cash that will be spent to effectuate the Reverse Stock Split. The Company anticipates that as a private entity, it will have increased flexibility with its business operations and any such funds that the Company receives could expand its business. For more information, see “Special Factors - Reasons for the Reverse Stock Split,” and “Special Factors - Effects of the Reverse Stock Split on the Company.”

Trading of Common Stock

•	The Company’s Common Stock is traded over-the-counter on the OTCQB market maintained by the OTC Markets Group Inc. under the symbol “CCUR.”

•
On December 18, 2020, shortly before the public announcement of the proposed Reverse Stock Split, the high and low prices for the Company’s common stock were $2.99 and $2.82, respectively.  For price ranges of CCUR’s common stock, see “Market for Common Stock and Dividend Policy.”

•	The average trading volume of the Company’s Common Stock in the 90 days prior to December 21, 2020 was 7,343 shares per day and the daily dollar volume during such period was approximately $22,079.

•	As of December 21, 2020, the Company had 8,972,524 shares of common stock issued and outstanding.

Material Federal Income Tax Consequences

The Company believes the Reverse Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes, which will result in no material federal income tax consequences to the Company. Depending on your individual situation, the Reverse Stock Split may give rise to certain income tax consequences. For additional information concerning the potential federal income tax consequences of the Reverse Stock Split, see “Special Factors-Certain Material Federal Income Tax Consequences.”

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse Stock Split that may not be addressed in the summary above. These questions and answers may not include all the information that is important to you. We urge you to read carefully this entire information statement, including the appendices hereto.

Q:	When will the Reverse Stock Split be effective?

A.
The Reverse Stock Split will become effective upon our filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State (the “Effective Date”), which we plan to do on or about 20 days after the mailing of this information statement.  In addition, the processing of the Reverse Stock Split on the OTCQB is subject to completion of regulatory review by the Financial Industry Regulatory Authority. The date on which the certificate of amendment is accepted for filing by the Delaware Secretary of State is sometimes referred to in this information statement as the “effective date of the reverse stock split.”

Q:	When will the Company cease to be an SEC reporting public company?

A.
The registration of the Company’s Common Stock under the Exchange Act will be terminated upon the filing of a Form 15 with the SEC, which the Company will do as promptly as possible after we file the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State. After our Form 15 is filed with and accepted by the SEC, the registration of our Common Stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act will terminate and our Common Stock will no longer be publicly traded on the over the OTCQB.

The Reverse Stock Split, the filing of Form 15 and the resulting termination of the registration of the Company’s Common Stock and the termination of the Company’s duty to file reports with the SEC are sometimes referred to collectively in this information statement as the “going private” transaction.

Q:	What are some of the advantages of the Reverse Stock Split?

A.	The Board believes that the Reverse Stock Split will have the following advantages, among others:

•
Terminating the registration of the Company’s Common Stock will eliminate the expenses, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act, as well as the related stockholder servicing expenses associated with being an SEC reporting company and subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which are estimated to be in excess of $1,000,000 annually. The Company, its affiliates and remaining stockholders are expected to benefit from the anticipated savings in regulatory and SEC compliance-related costs;

•
Providing complete liquidity for the Company’s unaffiliated stockholders holding fewer than 3,000 shares and partial liquidity for other unaffiliated stockholders where liquidity has been lacking in the market, and doing so at a fair price through a transaction in which unaffiliated stockholders may be eligible to receive capital gains tax treatment for any realized gains, and avoid paying brokerage commissions and fees; and

•	Allowing the Company’s officers and employees to focus exclusively on business goals and objectives.

For additional information concerning the advantages of the Reverse Stock Split and alternatives to the Reverse Stock Split considered by the Board, see “Special Factors - Background of the Reverse Stock Split; Alternatives Considered by the Board” and “Special Factors - Reasons for the Reverse Stock Split.”

Q:	What are some of the disadvantages of the Reverse Stock Split?

A.	The Board believes that the Reverse Stock Split will have the following disadvantages, among others:

•
Stockholders owning fewer than 3,000 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the Company’s value.

•
Stockholders remaining in the Company following the Reverse Stock Split will no longer have available all of the information regarding the Company’s operations and results that is currently available in its filings with the SEC. As a result of the Reverse Stock Split and resulting termination of the Company’s registration and periodic reporting obligations, it will no longer prepare or file with the SEC, among other things, annual reports on Form 10-K or quarterly reports on Form 10-Q. As a result, Company stockholders will no longer be provided, among other things:

-	quarterly financial information;

-	information concerning the Company’s properties, assets and business;

-	management’s annual and quarterly reports on the Company’s financial condition, results of operations and liquidity and capital resources;

-	information concerning the Company’s directors and executive officers and their compensation, stock ownership and transactions in the Company’s Common Stock;

-	information concerning the stock ownership of the Company’s principal stockholders;

-	information concerning, and copies of, the Company’s corporate and organizational documents and material contracts and agreements; and

-	information concerning material transactions that the Company enters into.

The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the Reverse Stock Split.

•
The Company anticipates that it will no longer prepare proxy materials for its annual meetings of stockholders, and its stockholders may elect to act by written consent of stockholders in lieu of holding annual meetings of stockholders. The Company will no longer be subject to the liability provisions of the Exchange Act, and will no longer be subject to the provisions of the Sarbanes-Oxley Act, and its officers will no longer be required to certify the accuracy of the Company’s financial statements.

•	Following the Reverse Stock Split, the Company’s remaining stockholders will no longer be able to trade the Company’s Common Stock on the over the OTCQB, the effect of which is a loss of liquidity.

•	The Company will be less likely to be able to use stock to acquire other companies; and it will be more difficult for the Company to access the public equity markets.

For additional information concerning the disadvantages of the Reverse Stock Split, see “Special Factors - Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split-Substantive Factors Disfavoring the Reverse Stock Split” and “- Procedural Factors Disfavoring the Reverse Stock Split.”

Q:	The Company has been publicly held for several years; what are some of the reasons for “going private” now?

A.
The Board believes the Company currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the thin trading market in its Common Stock has not provided liquidity to the Company’s stockholders, nor does the Company expect that it will be able to use its stock as currency for acquisitions or other transactions in the future. These factors, combined with the implementation costs and ongoing expenses to be incurred by the Company during 2020 related to the internal controls requirements of Section 404 of the Sarbanes-Oxley Act, led the Board to conclude that the Company should terminate its public company reporting status.

Q:	What are some of the factors supporting the Board’s determination to approve the Reverse Stock Split?

A.
The Board and certain affiliates of the Company based the determination to approve the Reverse Stock Split on several factors. Importantly, they considered the relative advantages and disadvantages discussed below and under “Special Factors - Background of the Reverse Stock Split; Alternatives Considered by the Board.” “- Reasons for the Reverse Stock Split.” “- Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split” and “- Position of the Company Regarding the Fairness of the Reverse Stock Split.” The Board also considered certain other factors, including:

•
The analysis regarding the Reverse Stock Split of the Board’s discussions and conclusions about the fairness, from a financial point of view based upon the report of ValueScope, of the pre-split share price of $3.06 to be paid for fractional shares to our stockholders owning less than 3,000 shares or a number of shares not evenly divisible by 3,000.

•	The projected tangible and intangible cost savings to the Company by terminating its public company status.

•
Attempts by Company stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of the Company’s Common Stock on the OTCQB. Only a small number of shares could be purchased or sold on the OTCQB without the risk of significantly increasing or decreasing the trading price.

Q:	What is the total cost of the Reverse Stock Split to the Company?

A.
The Company estimates that the total cost of the Reverse Stock Split will be approximately $3,625,000 - consisting of approximately $3.5 million to cash out fractional shares, approximately $75,000 in legal and accounting fees, approximately $10,000 related to the mailing of this information statement, approximately $20,000 for the Exchange Agent (as defined below) and $20,000 in other costs and expenses to effect the Reverse Stock Split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the Reverse Stock Split changes as a result of purchases or sales of Common Stock by unaffiliated stockholders.

Q:
Why didn’t the Board form a committee of disinterested (or unaffiliated) directors to approve the Reverse Stock Split or require the approval of the holders of a majority of shares which are unaffiliated with the Board or management?

A.
The Board considered whether, and determined not, to form a committee of disinterested directors or representatives to approve the Reverse Stock Split for several reasons. First, the Reverse Stock Split will be applied equally to the Company’s Common Stock, whether held by affiliated or unaffiliated stockholders, and the interests of unaffiliated and affiliated stockholders are the same. Second, the Board is comprised of persons with many years of corporate experience. Finally, the Board believes its long-standing familiarity with the Company, its financial condition, and its prospects make the time and expense of a special committee or independent representative unwarranted.

The Board also considered submitting the matter of approving the reverse stock split to the holders of a majority of stockholders who are unaffiliated with the Company’s Board or management. The Board questioned whether it could obtain a quorum (over 50%) of the Company’s unaffiliated stockholders for such a vote.  Given that the Company’s unaffiliated stockholders would represent 4,620,488 shares of Common Stock, the Company would need approximately 1,862 stockholders to vote at such a meeting to obtain a quorum of its minimum stockholders if only the Company’s largest unaffiliated stockholders voted (a number that would increase if any of the largest unaffiliated stockholders did not vote).  The Board doubted that it would obtain such a quorum as the average shares held by such stockholders was 2,482 shares and the average market value of such stockholders’ shares (using the closing price of $2.87 per share on December 18, 2020) was under $7,200.  The Board determined that any risk associated with not requiring the approval of at least a majority of the Company’s unaffiliated stockholders is mitigated by the procedural factors favoring the Reverse Stock Split, such as the fact that stockholders have the option to remain stockholders of CCUR if they purchase sufficient shares to bring their holdings to at least 3,000 shares immediately prior to the Effective Date.

Q:	Will I have appraisal rights in connection with the Reverse Stock Split?

A.	No. Neither Delaware law nor the Company’s Certificate of Incorporation, as amended, or bylaws provide you with appraisal rights in connection with the Reverse Stock Split.

Q:	Will I be able to sell my shares following the Reverse Stock Split?

A.
The Company’s Common Stock is currently quoted on the OTCQB market. After the Reverse Stock Split, the Company’s Common Stock will no longer be eligible to be quoted on the OTCQB. As a result, stockholders may no longer have the ability of selling their shares of Common Stock on the public market, and there may be no effective trading market for the Company’s Common Stock.

Q:	What will be my tax consequences if I hold 3,000 or more shares of Common Stock at the time of the Reverse Stock Split and remain a stockholder of the Company after the Reverse Stock Split?

A.
Depending on your individual situation and depending upon whether you receive cash in addition to shares of new Common Stock as a result of the Reverse Stock Split, the Reverse Stock Split may give rise to certain income tax consequences:

•
If you (1) continue to hold the Company’s Common Stock immediately after the Reverse Stock Split, and (2) receive no cash as a result of the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately after the Reverse Stock Split should be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse Stock Split and you should have the same holding period in the Company’s Common Stock as you had in such stock immediately prior to the Reverse Stock Split.

•
If you both receive cash as a result of the Reverse Stock Split and continue to hold the Company’s Common Stock immediately after the Reverse Stock Split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of the shares of the Company’s Common Stock held by you immediately after the Reverse Stock Split plus the cash received over your adjusted tax basis in the shares held by you immediately before the Reverse Stock Split, or (2) the amount of cash received in the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately after the Reverse Stock Split will be equal to your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately prior to the Reverse Stock Split, increased by any gain recognized in the Reverse Stock Split, and decreased by the amount of cash received in the Reverse Stock Split.

For additional information concerning the potential federal income tax consequences of the Reverse Stock Split, see “Special Factors-Certain Material Federal Income Tax Consequences.”

Q:	What will be my tax consequences if I hold fewer than 3,000 shares of Common Stock at the time of the Reverse Stock Split and do not remain a stockholder of the Company after the Reverse Stock Split?

A.
Depending on your individual situation, the Reverse Stock Split may give rise to certain income tax consequences. If you (1) receive cash in exchange for a fractional share as a result of the Reverse Stock Split, (2) do not continue to hold any Common Stock immediately after the Reverse Stock Split, and (3) you are not related to any person or entity which holds Common Stock immediately after the Reverse Stock Split, you will recognize capital gain or loss. For additional information concerning the potential federal income tax consequences of the Reverse Stock Split. See “Special Factors-Certain Material Federal Income Tax Consequences.”

Q:	Will I continue to receive information about the Company if I remain a stockholder?

A.
Stockholders may under certain circumstances obtain information from the Company in accordance with the requirements of the DGCL upon submitting a written request to the Company which specifies the information sought and the purpose of the request. Under Delaware law, the Company may withhold information from a stockholder who does not have a “proper purpose” or otherwise fails to comply with statutory requirements.

Q:	Should I send in my stock certificates now?

A.
No. The Company has appointed [_______] to act as exchange and paying agent (the “Exchange Agent”) for holders of Common Stock in connection with the Reverse Stock Split. You may contact the Exchange Agent by mail at [_______] or by phone at [_______].

For those stockholders who will receive cash in lieu of fractional share: The Company will deposit with the Exchange Agent, as soon as practicable prior to the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The Company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees.

Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, it cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount the Exchange Agent will be required to pay for fractional share interests.

For those stockholders who will receive new shares of the Company’s Common Stock: As of the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split will be deemed, automatically and without any action on the part of individual stockholders, to represent one-three thousandth (1/3,000) the number of shares of Common Stock on its face after the Reverse Stock Split, with any fractional shares voided and paid in cash as discussed above. Each stockholder will be able (but not required) to obtain a new Common Stock certificate evidencing its post-reverse-split shares only by sending the Exchange Agent its old Common Stock certificate(s), together with the properly executed and completed Letter of Transmittal and such evidence of ownership of the shares as the Exchange Agent may require. Stockholders will not receive certificates for new Common Stock unless and until their old Common Stock certificates are surrendered.

The related Letter of Transmittal contains specific instructions relating to the exchange of certificates and must be completed and returned together with the old Common Stock certificates in order for a new Common Stock certificate to be issued. Upon surrender of an old Common Stock certificate accompanied by a properly completed and executed Letter of Transmittal, a new certificate representing the new Common Stock and a check payable to the stockholder for any fractional share will be issued and forwarded to the stockholder after the Effective Date. Stockholders whose shares are held in brokerage accounts or in a street name need not submit old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. The Exchange Agent will not send a separate Letter of Transmittal to the recipients of this information statement, as determined by the Company’s records. The Exchange Agent will, after the Effective Date, send a Letter of Transmittal to any other record holders of the Company’s issued and outstanding Common Stock as of the close of business on the Effective Date. Any stockholder whose old Common Stock certificate has been lost, destroyed or stolen will be entitled to issuance of a new Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Q:	Does the Company have any plans for growth and will the Reverse Stock Split enhance the value of the Company’s Common Stock?

A.
Company management always hopes that the Company will grow and has strategic plans related to its growth. These plans are speculative and contain no factual information which the Board considers material to the Company’s stockholders.

The Company does not know what effect the Reverse Stock Split will have upon the value of its Common Stock; however, the Company hopes that the savings to be achieved from ceasing to be a public company and the other reasons for the Reverse Stock Split will result in an enhancement in the value of the Company and its Common Stock. The Company cannot assure you on this matter.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement contains certain forward-looking statements that involve risks and uncertainties. Because these forward-looking statements are being made in connection with an SEC Rule 13e-3 “going private” transaction, the safe harbor created by Section 21E of the Exchange Act does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as “intend.” “anticipate,” “believe,” “estimate,” “expect,” or similar terms. The Company’s actual results may differ materially from such statements, which reflect the Board’s and/or management’s opinions only as of the date hereof.

Although CCUR believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and. Therefore, the results contemplated in such forward-looking statements might not be realized. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved. To the extent required by the federal securities laws. The Company has a responsibility to make full and prompt disclosure of material fact, whether favorable and unfavorable, regarding the Company’s financial condition and this responsibility may extend to situations where management knows or has reason to know that previously disclosed projections no longer have a reasonable basis. Readers should carefully review the risks set forth herein as well as other factors addressed in this report. Forward-looking statements made in this document or in any documents incorporated by reference or otherwise made in reference to this transaction are not protected under the safe harbors of the Private Securities Litigation Reform Act of 1995.

SPECIAL FACTORS

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to facilitate a “going private” transaction to terminate the Company’s registration and periodic reporting obligations under the Exchange Act, and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. The Company intends to accomplish this purpose by reducing the number of holders of record of Common Stock to fewer than 300 by cashing out the fractional shares that result from the Reverse Stock Split. The Company estimates that the Reverse Stock Split will decrease the total number of common stockholders from approximately 3,731 to approximately 235.

Background of the Reverse Stock Split; Alternatives Considered by the Board

Due to (a) the costs of maintaining its public company status, (b) the time spent by directors and officers related to being a public company, (c) the fact that the Company has not realized many of the benefits associated with being a public company, such as access to the public capital markets, ability to use stock to make acquisitions, enhanced stockholder value and business credibility, and (d) limited liquidity and the market price of the Company’s Common Stock, the Board considered whether it was in the best interests of the Company and its stockholders for the Company to remain a publicly traded entity. The following is a summary of the actions taken by the Board during this process.

During late 2019, the Board became dissatisfied with the fact that the Company had not been able to take advantage of its public company status in relations to operations and thus with the increasing costs of being a public company. The Company estimated the costs of being a public company during fiscal year 2019 to be approximately $1,000,000.

During the summer of 2020, the Board and Company management began undertaking informal discussions regarding the possibility of terminating the Company’s public company status. During these conversations, management advised the Board that the Company had costs of approximately $1,000,000 each year as a result of being a public company and also noted that the Company had not significantly realized the benefits associated with being a public company, including access to the public capital markets and stockholder liquidity.

During the fall of 2020, the President presented a verbal recommendation to the other board members that the subject of privatization be explored as a means of reducing both near-term and long-term overhead costs as well as reducing the Company’s exposure to corporate governance rules. The President recommended that the Board consider structuring the proposed transaction in such a way as to prevent any adverse effect to existing operations. The recommendation also pointed out that the Company was not in a position to take full advantage of its public company status, which rendered the cost of maintaining such status unwarranted.

Based on these discussions, during the Board meeting in December 2020, each member of the Board agreed that serious consideration should be given to the cost reductions associated with privatization.

In the fall of 2020, Company management held telephone discussions with representatives of Sichenzia Ross Ference LLP, the Company’s outside legal counsel.  Various methods to accomplish a going private transaction were reviewed, including an examination of a cash out merger, a tender offer, a sale of the Company to, or merger of the Company with, another organization, a reverse stock split, and purchases of the Company’s common stock on the open market.

During these discussions, the following strategic alternatives in addition to the reverse stock split were considered:

1.
Cash-Out merger. The Board considered a “cash-out” merger, in which the Company would merge with an entity controlled by certain of the Company’s executive officers and directors and certain affiliates of the Company, that would result in many of the unaffiliated holders of Common Stock receiving cash for their shares. The Board discussed the fact that, as with a sale transaction, in a cash-out merger, all holders of Common Stock, other than the members of the buy-out group, would be paid cash for their shares whether or not they wanted to retain their equity position. A cash-out merger would be more costly to the Company and stockholders who were not invited to participate as members of the buy-out group would have all of their Common Stock acquired in the cash-out merger, would not continue as stockholders of the acquiring or surviving entity, and therefore would not have the opportunity to participate in any growth in the value of the Company following the cash-out merger. The Board noted that, conversely, in a reverse stock split, only stockholders who own a number of shares smaller than the reverse split ratio would be unable continue as stockholders of the Company, and any stockholder who desires to continue as a stockholder after the Reverse Stock Split could acquire an additional number of shares of Common Stock in order to increase his or her ownership to a number of shares greater than the selected reverse split ratio. Our Board elected against the cash-out merger because of its inherent unfairness to the stockholders being frozen out and the higher costs of effecting a cash-out merger.

2.
Sale of the Company or substantially all of its assets. Under this alternative, CCUR would attempt to sell (subject to the stockholders’ approval) the Company or substantially all of the assets of the Company. However, without costly engagement of an investment banking firm or a business broker to market the Company or its assets, sale efforts may be ineffective in reaching potential buyers (if any). The Board concluded that, under the current conditions, the interest in the market to purchase the shares or assets of the Company is extremely low or absent. Further, this alternative would take an extended amount of time while likely incurring significant legal and audit fees to complete, and, there would be no assurance that a potential buyer would be found or, if found, such potential buyer would proceed to completion of the acquisition.

3.
Dissolution of the Company and liquidation of its assets. Under this alternative, CCUR would (subject to the stockholders’ approval) dissolve the Company in accordance with the DGCL and wind up and liquidate the Company’s assets. However, winding up and selling (as part of liquidation) the Company’s assets would require costly engagement of an investment banking firm or a business broker to market the Company’s assets in order to reach potential buyers (if any). In addition, the dissolution of the Company would result in the loss of the Company’s net operating losses (“NOLs”), which the Company can use to offset future taxable income.  Even after filing a Certificate of Dissolution, the Company may still be deemed to have such number of record stockholders in excess of the Exchange Act Rule 12g-4 thresholds. Accordingly, the Company would likely be required to continue its reporting under the Exchange Act until the time all assets and liabilities of the Company are wound up and sorted out pursuant to state law, which would continue to be costly for the Company.

4.
Other transactions. The Board also considered other possible transactions, such as purchases of shares on the open market or an issuer tender offer. However, the Board concluded that these and similar transactions would be more costly, including due to higher legal costs and other transactional expenses, lack certainty in reducing the number of stockholders of record to fewer than 300 and/or take a longer time to effectuate.

During these discussions, the Board also considered the benefits and disadvantages of:

1.
forming a special committee of the Board to consider and review the Reverse Stock Split and to make a recommendation to the full board as to the approval of the Reverse Stock Split. The Board is comprised solely of independent directors, so the Board as a whole could function in a similar method, and the Board decided that it did not need to retain separate, independent advisors from those already engaged by the Company in connection with the Reverse Stock Split.  In addition, while each of the directors own Common Stock, the Board noted that no officer or director owns a significant amount of Common Stock, which as a group, only beneficially owns less than 3.0%.  In addition, the Board discussed the fact that the Reverse Stock Split applies equally to all stockholders, including the directors and officers, and that no director, executive officer or affiliate of the Company would receive any benefit not received by any other stockholder. Based on these factors, the Board determined not to appoint a special committee.

2.
requiring the approval of the Reverse Stock Split by the holders of a majority of the shares of Common Stock held by our unaffiliated stockholders. In considering whether to require the approval of our unaffiliated stockholders, the Board discussed the fact that stockholders would have the option to remain stockholders of the Company if they purchase sufficient shares to bring their holdings to at least 3,000 shares immediately prior to the Effective Date, the fact that the Reverse Stock Split applies equally to all stockholders, the fact that the Company’s affiliate stockholders’ percentage ownership would likely not significantly change after the Reverse Stock Split and the likely inability to have a majority of the non-affiliate stockholders participate in such a vote. Based on these factors, the Board determined not to require the approval of the Reverse Stock Split by the holders of a majority of the shares of Common Stock held by unaffiliated stockholders of the Company.

The Board also discussed in detail other aspects of the going private transaction, including the price to be paid to stockholders in lieu of fractional shares. In that regard, the Company noted that since being delisted from NASDAQ in 2018, its trading history was limited and its volume of trading low and, as a result, neither might accurately reflect the value of the Company’s Common Stock, which price was lower than the book value per share reflected in the Company’s public filings with the SEC.  Based on these discussions, the Company hired ValueScope to prepare a report on the valuation of the Common Stock, to allow the Board to better determine the value of the Common Stock.

The Board also identified and undertook discussions of the disadvantages of the Reverse Stock Split, namely, the fact that stockholders of record owning fewer than 3,000 shares would not be able to participate in any future growth of the Company. The Board noted that this disadvantage is minimized by the fact that any stockholder who so chooses can remain a stockholder by purchasing a sufficient number of shares in order to increase the number of shares in such stockholder’s record account to at least 3,000. Another disadvantage discussed by the Board is the fact that stockholders who remain after the Reverse Stock Split will no longer have access to information concerning the Company’s operations and financial results that is currently available in its SEC filings.

On December 21, 2020, the Board received the report of ValueScope which stated a per share valuation of $3.06. On December 21, 2020, the Board discussed this report and concluded that a valuation of $3.06 per share would be fair to the stockholders who would receive fractional shares as a result of the Reverse Stock Split.

Based on these considerations, the Board determined that the results of a Reverse Stock Split are more predictable and automatic, and determined that the Reverse Stock Split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of its registration and periodic reporting obligations. The Board then unanimously approved by written consent a 3,000-for-1 Reverse Stock Split of the Company’s Common Stock on December 21, 2020.

On December 21, 2020, stockholders of the Company holding approximately 52.0% of the Company’s outstanding Common Stock delivered their consent approving the Reverse Stock Split and other transactions contemplated thereby. The stockholder consent is sufficient under the DGCL to approve the Reverse Stock Split without the concurrence of any other stockholders. Therefore, no further action of the stockholders is necessary to approve the Reverse Stock Split. The Company has not required the approval of the Reverse Stock Split by the holders of a majority of the Company’s shares held by persons unaffiliated with the Company.

Reasons for the Reverse Stock Split

Change in Business Operations

Prior to 2018, the Company was known as Concurrent Computer Corporation (“Concurrent”), and its business strategy was focused on providing software, hardware and professional services for the content delivery market, storage solutions market and the high-performance, real-time market. During 2017, the Company disposed of those operations for cash.  The Company is now a holding company owning and seeking to own subsidiaries engaged in a variety of business operations.  Currently, it has two operating segments: (i) Merchant cash advance operations and other financial services operations; and (ii) real estate operations.

As a result of the sale of the Company’s operations, the NASDAQ Stock Market determined that the Company no longer met the criteria for continued listing of its Common Stock on the NASDAQ Global Market, and the stock was delisted from NASDAQ in March 2018 and began trading on the OTCQB.  The Company believes that the vast majority of its stockholders are legacy stockholders, who invested in the Concurrent business strategy and operations, and for various reasons, including a lack of a liquid trading market since being delisted from NASDAQ, remain stockholders today.  For example, in 2017, the Company’s Common Stock traded on average 33,000 shares per day on the NASDAQ Global Market, but only traded on average approximately 8,000 shares per day on the OTCQB during the first nine months of 2020, representing a 75% decrease in trading volume.

Termination of Registration and Reporting Requirements; Reduction of Expenses

Another reason for the Reverse Stock Split is to qualify the Company for deregistration of its Common Stock under SEC Rules 12g-4(a)(1) and (b). Those rules allow a public company with a class of securities held by fewer than 300 persons to terminate its registration and reporting obligations under the Exchange Act, with respect to that class of securities. The Company believes it is its duty in fairness to all of its stockholders and an exercise of its good business judgment to accomplish the Reverse Stock Split as soon as possible.

The Reverse Stock Split will terminate the equity interests of approximately 3,496 of the Company’s holders of Common Stock who each own fewer than 3,000 shares of Common Stock and will reduce the equity interest of any record holder who beneficially holds a number of shares of Common Stock that is not evenly divisible by 3,000.

In addition, the Reverse Stock Split will terminate the equity interests of beneficial owners of fewer than 3,000 shares whose shares are held in “street name” by their broker or other record owner. The Reverse Stock Split is expected to relieve the Company of the administrative burdens and costs associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering the Company’s Common Stock.

Additionally, the Reverse Stock Split is expected to reduce the administrative burden and expense of maintaining many small stockholders’ accounts. A large number of stockholders own less than 3,000 shares, which is less, and in many cases substantially less, than $10,000 in value at current market prices. The Company believes that it is uneconomical for the Company to continue to maintain share positions of such a small size. These small positions will be cashed out as a result of the Reverse Stock Split.  In addition, the Reverse Stock Split would provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the small value of the share ownership and limited trading liquidity available to holders of the Company’s Common Stock.

This transaction will help the Company control unnecessary expenses and to cut general and administrative costs by eliminating the expenses, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with the Company’s registration and periodic reporting obligations, including auditors’ fees, attorneys’ fees, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $1,000,000. The overall executive time currently devoted to our public company reporting obligations could be devoted to other purposes such as business development efforts and performing due diligence on potential acquisitions. The Company, its affiliates and remaining stockholders are expected to benefit from the anticipated savings in regulatory and SEC compliance-related costs.

Aspects of Remaining Public

The Board believes that the Company and its stockholders currently derive no material benefit from continued registration under the federal securities laws. Throughout the Company’s time as a public company, the Company has explored potential alternatives to increase stockholder value and in some instances has implemented such measures. Generally, the Company has been unsuccessful in attracting investor interest in the Company’s new business operations, despite operating a publicly held company for several years since the disposal of the legacy assets. The Company has been unable to provide increased value to its stockholders as a public company.

The tangible and intangible costs of being a public company are not justified because the Company has not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe the Company is in a position to use its status as a public company to raise capital through sales of securities in a public offering or to otherwise access the public markets to raise equity capital. The Company’s Common Stock’s minimal public float and limited trading volume have limited the ability of its stockholders to sell their shares without also reducing our trading price. The lack of liquidity also limits the Company’s ability to use its stock as acquisition currency or to successfully attract and retain employees. During the 90 day period prior to December 21, 2020, the average daily trading volume of the Company’s Common Stock on the OTCQB was approximately 7,343 shares per day, which, using the closing price for shares of the Company’s Common Stock on December 18, 2020 would amount to sales of approximately $21,074 of shares of Common Stock per day.  In addition, the Company is not aware of any analyst coverage of the Common Stock.

Continuing as a public company would provide certain benefits, namely a public market for the sale and exchange of shares, some stockholder liquidity, and readily accessible financial, business and management information about the Company. The reason for terminating these benefits is that they are expensive and of limited effect for small, public companies like the Company. Over the past 12 months, very little trading has taken place in the Company’s securities, affording stockholders little liquidity for their shares. The Company’s market capitalization is so small that it does not attract substantial investment activity or analyst interest. In addition, the Company’s stock trades at a price that is lower than the book value per share, which is unlike almost every other public company.  This discount from book value prevents the Company from using its stock to make acquisitions, as the Company would need to issue substantially more shares of stock, causing increased dilution to existing stockholders, and large issuances of Common Stock could risk the loss or impairment of some or all of the Company’s NOLs. Consequently, the benefits that generally accompany status as a publicly traded company provide little practical benefit to the Company. As a result, the Board has determined that the costs of remaining a publicly traded entity outweigh the benefits for the Company.

Unwieldy Capital Structure

The Company’s ownership structure is unwieldy. The Company is a small, public company by any measure, including gross assets, market value, gross revenues, employees, etc. Our stockholder base is quite large compared to our size. In addition, we have an inordinate number of stockholders owning a very small number of shares.  For example 3,496 of our approximately 3,731 stockholders (approximately 94%) hold shares with an aggregate market value of under $10,000 using the closing price for shares of our common stock on December 18, 2020 of $2.87.

Factors Considered by the Board and Company Affiliates as to the Fairness of the Reverse Stock Split

The Board, on behalf of the Company, and JDS1, as an affiliate of the Company, are each independently required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it or he (as the case may be) reasonably believes that a going private transaction, such as the Reverse Stock Split, is fair or unfair to its unaffiliated stockholders.  The Board, by unanimous approval on behalf of the Company, and JDS1, independently and in its capacity as an affiliate of the Company, have made that determination and, for the reasons set forth below, have reached a decision that the Reverse Stock Split is fair to the unaffiliated stockholders.

The Board, on behalf of the Company, and JDS1 have analyzed the Reverse Stock Split and its anticipated effects on its stockholders, and all of the members of the Board, and the Company Affiliates deemed the Reverse Stock Split and related termination of the Company’s registration and periodic reporting obligations to be substantively and procedurally fair to, and in the best interests of, both its affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the Reverse Stock Split. In reaching this conclusion, the Board and JDS1 considered, in no particular order and without preference, the following factors:

Substantive Factors Favoring the Reverse Stock Split

The Reverse Stock Split offers stockholders who hold fewer than 3,000 shares the opportunity to dispose of their holdings at a premium above current market prices and average historic market prices without brokerage commissions.

Our Board hired ValueScope, an independent evaluator, to provide a valuation of the Common Stock.  This report recommended a per share price of $3.06. The Board and Company Affiliates weighed this valuation against other methods it used to value the Common Stock to determine the $3.06 per share of existing Common Stock to pay to stockholders who will have fractional shares as a result of the Reverse Stock Split. The valuation methods that the Board and Company Affiliates considered included:

•
Current and historical market prices of the Company’s Common Stock. On December 18, 2020, shortly before the public announcement of the proposed Reverse Stock Split, the high and low prices for the Company’s common stock were $2.99 and $2.82, respectively. Over the past 12 months, the Company’s outstanding Common Stock traded at prices ranging between $2.73 and $5.00 per share. The 90-day average closing price for the period ended December 18, 2020 was $3.02.

•	Valuation report. The report of ValueScope, setting out the valuation of the Common Stock, including the methods used with such report, were considered.

•
Other valuation methods not considered. The Board and Company Affiliates did not consider the following valuation methods because such information was not available to, or does not apply to, the Company:

-
Prices paid in previous purchases by the Company of its securities during the past two years. The Board did not consider this valuation method because while the Company had made purchases of securities during the past two years in connection with a stock repurchase plan, the number of shares repurchased was limited, and those shares were repurchased during the first quarter of 2019 at market prices, which is not reflective of the Company’s current stock price.

-
Liquidation value. The Board does not believe liquidation value to be a reliable indicator of its value because the liquidation of its assets through one or more transactions would not provide a price reflective of the value of such assets because a portion of the assets cannot be easily sold.  The Board was unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value.

-
Going concern value. The Board did not assign a “going concern” value to the Company’s Common Stock. A going concern valuation is an attempt to value a company as an operating business. It is often expressed as the present value of future earnings of a company in the context of the returns an investor could expect to receive on the investment over a future period. The Board determined that the cost of such a valuation far outweighed any benefit and that the valuation would not be material to its discussion concerning whether the offer was fair to stockholders, because the Company itself was not for sale, and only a small percentage of the Company’s stock may be repurchased in connection with the Reverse Stock Split.

-
Firm offers of which CCUR is aware made by an unaffiliated person during the past two years for the merger or consolidation of CCUR with another company, the sale or other transfer of assets and purchase of CCUR’s securities enabling the holder to exercise control over CCUR.  The Company is not aware of any such offers in the past two years.

After considering these valuation methods, our Board concluded to rely on the report of ValueScope, the independent evaluator, and chose the valuation provided as it concluded that this best reflected the per share value based on the other valuation methods used by the Board.

The cash consideration of $3.06 per share to be paid for fractional shares is 107% of the Company’s current market price (based on a closing price of $2.87 on December 18, 2020, shortly before the public announcement of the proposed reverse stock split) and more than 101% of the 90 day average closing price prior to December 21, 2020. As such, the Board considers it to be fair to the Company’s stockholders. The price per share is made even fairer by the fact that the Company is committed to paying any transaction fees that are imposed on our stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the Reverse Stock Split.

The Reverse Stock Split ratio is fair and equitable to unaffiliated stockholders. The purpose of the Reverse Stock Split is to reduce the number of record holders to fewer than 300 so that the Company can file to terminate its registration and periodic reporting obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many shares needed to be eliminated to reduce the number of record holders to fewer than 300 for purposes of terminating public reporting requirements.  The Board and JDS1 feel the current ratio of 1-for-3,000 is fair because it was calculated without bias towards any one group of stockholders. The ratio will be applied equally to all shares of Company’s Common Stock and is not designed to increase any one person’s position, ownership or financial gain as a result of the Reverse Stock Split.

Procedural Factors Favoring the Reverse Stock Split

The Reverse Stock Split provides the Company’s stockholders with liquidity. The average daily trading volume for the Company’s Common Stock over the last three months was less than one-tenth of a percent (0.1%) of its outstanding stock. The Reverse Stock Split will provide stockholders who hold fewer than 3,000 shares on the Effective Date the opportunity to liquidate their investment in the Company. Under normal circumstances and based on the average trading price per share of $2.87 as of December 18, 2020, a trading day shortly before the public announcement of the proposed Reverse Stock Split, stockholders with fewer than 3,000 shares wanting to sell their Common Stock would likely incur transaction fees that are disproportionately high relative to the market value of their holding of the Company’s Common Stock. The Reverse Stock Split will eliminate this problem for those stockholders because the Company will pay any transaction fees that are imposed on its stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charge, as a result of the Reverse Stock Split.

The Reverse Stock Split includes the ability to remain a stockholder of the Company. Another factor considered by the Board and JDS1 in determining the procedural fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 3,000 shares of the Company’s Common Stock may elect to remain stockholders of the Company by acquiring sufficient shares so that they hold at least 3,000 shares in their account immediately prior to the Reverse Stock Split.

Conversely, stockholders who desire to liquidate their shares of the Company’s Common Stock for the cash consideration offered may reduce their holdings to less than 3,000 shares prior to the Reverse Stock Split. The Board considers the structure of the Reverse Stock Split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of the Company following the Reverse Stock Split or to receive the cash consideration offered in connection with the Reverse Stock Split.

No material change in percentage ownership of the affiliated stockholders. Because the Company estimates that approximately 763,309 out of 8,972,524 shares of the Company’s Common Stock will be cancelled as a result of the Reverse Stock Split, the percentage ownership of stockholders that remain after the Reverse Stock Split will change only slightly from their ownership prior to the Reverse Stock Split.

For example, the Company’s officers and directors, JDS1 and Dimensional currently own, in the aggregate, approximately 48.5% of the Company’s outstanding Common Stock and will continue to own approximately 53.0% following completion of the Reverse Stock Split.  The fact that the transaction has been structured in a manner that maintains a substantially similar percentage ownership of the stockholders, whether affiliated or unaffiliated, who remain after the Reverse Stock Split, supports the fairness of the transaction to Company stockholders.

No unusual conditions to the Reverse Stock Split. The Board and JDS1 also considered the likelihood that the Reverse Stock Split would be implemented. In this regard, both the Board and JDS1 took into consideration that there are no unusual requirements or conditions to the Reverse Stock Split, and the fact that the Company has the financial resources to implement the Reverse Stock Split expeditiously. The Reverse Stock Split is not a condition precedent to any binding agreement of the Company.

Substantive Factors Disfavoring the Reverse Stock Split

Cessation of public sale opportunities. Following the Reverse Stock Split, the Company will apply for the termination of its registration and periodic reporting obligations with the SEC. Once the Company terminates its registration and periodic reporting obligations, the Company’s Common Stock will no longer be eligible to be quoted on the OTCQB. As a result, stockholders may no longer have the alternative of selling their shares of Common Stock on the public market, and there may be no effective trading market for the Company’s Common Stock. As a result, any stockholder desiring to sell his or her shares may have a difficult time finding a buyer. Such illiquidity may reduce the price a buyer is willing to pay for such shares. The Company anticipates that the public market for shares of the Company’s Common Stock will be substantially reduced or eliminated altogether. Additionally, the Company does not have any present intention or plans to sell the Company or enter into any other transaction that would provide liquidity for existing shares.

However, the current public market for the Company’s Common Stock is highly illiquid. As a practical matter, there currently exists very little liquidity for the Company’s Common Stock; therefore, the Board and JDS1 believe any further losses of liquidity will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating its registration and periodic reporting obligations. In addition, because the effect of further losses of liquidity due to ineligibility for quotation on the OTCQB will have the same impact on all Company stockholders, whether affiliated or unaffiliated, the Board and JDS1 do not believe that this factor makes the transaction unfair to unaffiliated stockholders.

Cessation of publicly available information. Stockholders remaining in the Company following the Reverse Stock Split will no longer have available all of the information regarding the Company that is currently available in the Company’s filings with the SEC. As a result of the Reverse Stock Split and resulting termination of the Company’s registration and periodic reporting obligations, it will no longer prepare or file annual or quarterly reports with the SEC. As a result, Company stockholders will no longer be provided, among other things:

-	audited financial statements and quarterly financial information;

-	information concerning Company properties, assets and business;

-	management’s annual and quarterly reports on the Company’s financial condition, results of operations and liquidity and capital resources;

-	information concerning the Company’s directors and executive officers and their compensation, stock ownership and transactions in the Company’s Common Stock;

-	information concerning the stock ownership of the Company’s principal stockholders;

-	information concerning, and copies of, the Company’s corporate and organizational documents and its material contracts and agreements; and

-	information concerning material transactions that the Company enters into.

This information that is currently available to the general public and investors through the Company’s SEC filings will not be publicly available after the Company terminates the registration of its securities and its registration and periodic reporting obligations. The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the Reverse Stock Split.

The Board and JDS1 do not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of its securities and its periodic filings will be offset by the anticipated cost-saving benefits and competitive advantages to the Company of no longer publicly filing such reports.

In addition, Company stockholders who have restricted securities will be unable to resell their shares of the Company’s Common Stock under the exemptions provided by SEC Rule 144, unless and until (a) the Company resumes filing the information required under that rule with the SEC or (b) such stockholders are eligible to sell their shares pursuant to another exemption under the securities laws. Given the current and historically low trading volume in the Company’s Common Stock, neither the Board nor JDS1 believe that the unavailability of the Rule 144 exemptions is a factor that makes the transaction unfair to unaffiliated stockholders.

Inability to participate in any future increase in the value of the Company’s Common Stock. Stockholders who are cashed out as a result of the Reverse Stock Split will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. The Board and JDS1 determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of the Company’s Common Stock after the Reverse Stock Split can do so by acquiring sufficient shares so that they hold at least 3,000 shares in their account immediately prior to the Reverse Stock Split.

The price per share is less than net book value.  As of September 30, 2020, the net book value per share (fully diluted) of our outstanding common stock was $6.87, and our net tangible book value per share (fully diluted) was $6.61. These net and net tangible book values (fully diluted) are based on our consolidated balance sheet as of September 30, 2020.  The Company’s net and net tangible book values (fully diluted) have remained higher than the market price for share for a significant period of time; since at least January 1, 2018, when the Company was still listed on NASDAQ.  This disparity between net and net tangible book values (fully diluted), on one hand, and market price, on the other, has not resulted in an increase in demand for our stock, as sophisticated investors often look for opportunities to acquire shares of companies that may be undervalued.  In addition, because any stockholder that believes that the net and net tangible book values (fully diluted) represent a buying opportunity may elect to remain stockholders of the Company by acquiring sufficient shares so that they hold at least 3,000 shares in their account immediately prior to the Reverse Stock Split, the Board and JDS1 do not believe that this factor makes the transaction unfair to unaffiliated stockholders.

Procedural Factors Disfavoring the Reverse Stock Split

The Reverse Stock Split has not been structured to require the separate approval of stockholders unaffiliated with the Company.  Among the factors weighing against the procedural fairness of the Reverse Stock Split is the fact that the Board did not establish an independent or special committee to represent the interests of its unaffiliated stockholders. Company board members and JDS1 consented to the Reverse Stock Split as affiliated stockholders and the holders of a near-majority of the voting power of the Company. In addition, the Board has not and does not intend to retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the Reverse Stock Split or preparing a report concerning the fairness of the Reverse Stock Split.

The Board did not establish an independent or special committee or other unaffiliated representative to act on behalf of the interests of the unaffiliated stockholders for several reasons. First and foremost, the Reverse Stock Split will be applied equally to all shares of the Company, whether held by affiliated or unaffiliated stockholders. Unlike a third party tender offer or a repurchase of shares by the Company, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the Reverse Stock Split, the Board is tasked with determining a fair price to offer all stockholders. Therefore, the interests of the unaffiliated and affiliated stockholders are the same. Equally, all of the Board members are independent, and collectively own, in the aggregate, less than two percent (2%) of the issued and outstanding Common Stock.  As such, the Board members are similarly situated as the unaffiliated stockholders.  Additionally, the Board believes its long-standing familiarity with the Company, its financial condition, and its prospects make the time and expense of a special committee or independent representative unwarranted. Given the experience and composition of the Board, the Company did not believe it was necessary to appoint a special committee to evaluate the fairness of the terms of the Reverse Stock Split or the value of the Company’s Common Stock.

The Reverse Stock Split has not been structured so as to require the approval of at least a majority of the Company’s unaffiliated stockholders. The Board considered it a risk and potentially negative factor to the procedural fairness of the Reverse Stock Split that the approval of the Reverse Stock Split by a majority of the unaffiliated stockholders is not being sought. This risk is mitigated by the likelihood that a quorum of such unaffiliated stockholders would not be obtained and procedural factors favoring the Reverse Stock Split, such as the fact that stockholders have the option to remain stockholders of the Company if they purchase sufficient shares to bring their holdings to at least 3,000 shares immediately prior to the Effective Date.

Position of the Company Regarding the Fairness of the Reverse Stock Split

The Board has unanimously approved the Reverse Stock Split and declared it advisable, in the best interests of, and substantively and procedurally fair to, its unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. In reaching these conclusions, the Board considered, among other things, the following factors relating to the fairness of the Reverse Stock Split:

Substantive Fairness

•
The cash consideration of $3.06 per share to be paid for fractional shares represents over a 7% premium on the Company’s current market price (based on a closing price of $2.87 on December 18, 2020, shortly before the public announcement of the proposed Reverse Stock Split) and more than 101% of the 90 day average closing price of $3.02 for the 90 day period prior to December 21, 2020);

•
Those unaffiliated stockholders who continue as stockholders following the Reverse Stock Split will maintain a substantially similar percentage ownership that they had prior to the Reverse Stock Split;

•	Cashed-out stockholders will be unable to participate in the future growth of the Company, if any;

•
The potential loss of liquidity in shares of the Company’s Common Stock does not appear to be a significant loss given the historically small trading volume of the Company’s Common Stock over the past 12 months; and

•
Any detriment associated with the reduction in public information available regarding the Company’s business, financial conditions and results of operations will be offset by the savings in costs and officer and employee time expected to result from termination of its registration and periodic reporting obligations; and

Procedural Fairness

•	The fact that the transaction was structured so as to not require the approval of at least a majority of the unaffiliated stockholders;

•	The absence of a special committee or independent representative for the Company’s unaffiliated stockholders;

•	The equal application of the Reverse Stock Split on all shares of Common Stock, whether held by an affiliated or unaffiliated stockholder;

•	The experience of the Board;

•	Unaffiliated stockholders will have an opportunity to liquidate their historically illiquid holdings at a premium and without brokerage fees; and

•
Unaffiliated stockholders can decide to remain stockholders of the Company after the Reverse Stock Split by simply acquiring sufficient shares so that they hold at least 3,000 shares in their account immediately prior to the Reverse Stock Split.

Notwithstanding the lack of additional procedural safeguards, such as the consent of a majority of the Company’s unaffiliated stockholders, the Board and JDS1 all believe they have acted in the best interest of both the affiliated and unaffiliated stockholders of the Company, whether they are to be cashed out or remain as stockholders of the Company, and that the fairness determination and approval of the transaction has been procedurally fair.

In view of the foregoing, the Board and JDS1 believe that sufficient procedural safeguards exist to ensure the fairness of the Reverse Stock Split and that the positive factors outweighed the negative factors, such that the Reverse Stock Split is substantively and procedurally fair to the unaffiliated stockholders of the Company.

Interests of the Company’s Directors, Executive Officers and Affiliates in the Reverse Stock Split

You should be aware that the Board, executive officers of the Company and JDS1 may have interests in the Reverse Stock Split that are or may be different from, or in addition to, your interests as one of the Company’s stockholders.  The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 21, 2020 by (i) each named executive officer and each director of the Company, and (ii) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock:

	Ownership Prior to Reverse Stock Split			Ownership After Reverse Stock Split
Name and Position	Actually Owned		Beneficially Owned	Actually Owned	Beneficially Owned
Igor Volshteyn,	56,005	(1)	*	18	*
President and Chief Operating Officer

Jonathan Tegge,	0		*	0	*
Chief Financial Officer

Matthew Gerritsen,	0	(2)	*	0	*
Secretary and General Counsel

David Nicol,	30,000	(3)	*	10	*
Director

Robert Pons,	20,000	(3)	*	6	*
Director

Steven G. Singer,	62,200	(4)	*	20	*
Director

JDS1, LLC	3,586,269		39.70%	1,195	43.66%

Dimensional Fund Advisors LP	597,562		6.66%	199	7.27%

*	Less than 1%.

(1)	Includes 20,000 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.
(2)
Does not include 168,348 shares of common stock owned by Live Microsystems, Inc.  While Mr. Gerritsen is the President of Live Microsystems, the board of Live Microsystems, Inc., and not Mr. Gerritsen, has dispositive and/or voting control over such shares. Further, Mr. Gerritsen has no pecuniary interest in Live Microsystems.

(3)	Includes 7,500 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.
(4)	Includes 10,000 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.

Unlike stockholders who own less than 3,000 shares of the Company’s Common Stock on the Effective Date, the directors, executive officers and affiliates listed above will have the opportunity to participate in the potential upside of any increase in the value of the Company’s Common Stock after the Reverse Stock Split. In addition, the Company expects its directors, executive officers and affiliates to retain their respective current positions as directors or executive officers of the Company following the Reverse Stock Split.

The Company will not purchase any Common Stock from any director, executive officer or affiliate of the Company in connection with the Reverse Stock Split other than any fractional shares that such person may hold after the Reverse Stock Split. Each of the Company’s directors and executive officers will receive the same cash consideration as its unaffiliated stockholders for fractional shares of Common Stock to which they would be entitled as a result of the Reverse Stock Split.

Special Factors – Reports, Opinions and Appraisals

Background

The Board obtained a report from ValueScope in connection with the Reverse Stock Split.  ValueScope decided what would be a fair per share consideration to be received by holders of Common Stock who would otherwise hold fractional shares immediately following the Reverse Stock Split rather than providing a fairness opinion on a per share amount chosen by management.

After a review of suitable and commonly used methodologies to calculate a company’s value, ValueScope utilized the following methods to arrive at the valuation: $3.06. The report arrived at an adjusted net asset value (equity) of $26.8 million, which comes out to $3.04 per outstanding share.

Engagement of ValueScope

We entered into an engagement letter with ValueScope in December 2020, relating to their services in connection with the report to be issued. No limitations were imposed by the Company on the scope of the report.

The Company’s management had solicited quotations for valuation services from two financial services firms and chose ValueScope based on their reputation, the cost of such services and the time given to provide the valuation report. ValueScope has over 30 years’ experience providing financial services and include valuation services among their core services.

In return for the report, we agreed to pay ValueScope a fee of $25,000, of which $15,000 was payable upon entry into the engagement letter.  We also agreed to reimburse ValueScope for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify it against liabilities relating to or arising out of its engagement.  The issuance of the report by ValueScope was not contingent on any factors (other than payment and the provision of the information required to complete the report), and the payment by us to ValueScope was not contingent on any factors, including a valuation at or above a set per share price.  Other than the provision of the report by ValueScope to us, none of the Company, its directors and officers and its affiliate shareholders, on the one hand, and ValueScope or any of its affiliates or unaffiliated representatives that are known to the Company have had any relationship within the past two years and no such relationship is currently contemplated.

Procedures followed

In the production of the report, ValueScope took the following actions and observed the following procedures:

•	reviewed certain documents filed publicly with the Securities and Exchange Commission;

•	interviewed senior management of the Company telephonically regarding past and current performance and prospects for the Company going forward;

•	reviewed pricing data and multiples for comparable publicly traded companies in the industry;

•	reviewed historical trading prices of the Company's Common Stock; and

•	conducted such financial analyses and reviewed such other information as ValueScope deemed appropriate in order to render its report.

The following is a summary of the material financial analyses performed by ValueScope in connection with its report. The preparation of a fairness report involves complex considerations and various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such a report is not readily susceptible to summary description. Each of the analyses conducted by ValueScope was carried out in order to provide a different perspective on the Reverse Stock Split and to add to the total mix of information available. ValueScope did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the per share price to be paid to holders of the Common Stock who will hold fractional shares immediately following the Reverse Stock Split. Rather, in reaching its conclusion, ValueScope relied upon the results of the analyses taken as a whole and also on application of ValueScope’s own experience and judgment. The analyses performed by ValueScope are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

ValueScope analyzed the Company’s trading history and utilized the market and cost approach in determining a price per share on a minority, marketable basis. The COVID-19 global pandemic resulted in disruption to the financial markets and businesses. ValueScope evaluated the volume weighted average price (“VWAP”) of the Company’s stock over multiple time periods through December 18, 2020. The VWAP over the last six months and one month period was $3.02 and $3.07, respectively. The VWAP during the month of December (through the 18th) is $3.07. ValueScope selected an average of these three observations for a price of $3.06, which implies a price to book ratio of 0.45x.  Below is the stock price analyses presented by ValueScope.

Financial lending institutions often trade at prices below book value due to difficulty and uncertainty of evaluating their risk profile. ValueScope examined the price to book ratios of several publicly traded companies operating in the industry with similar revenues. During the period June 30, 2020 to December 18, 2020, each of these companies reported a price to book ratio under 0.35x.

ValueScope was unable to determine a price for the Company’s stock using the income approach. The Company has reported an operating loss of $1.7 million to $9.3 million during the last five fiscal years. The Company reported an operating loss of $3.6 million during the twelve months ended September 30, 2020. The Company has reported positive net income due solely to investments, interest income, and tax credits. Per discussions with the Company’s management, the Company informed ValueScope that it ultimately plans to convert its marketable investments into capital for a new business venture. However, the timing and nature of such business is uncertain.

As part of ValueScope’s analysis, it performed a modified net asset value approach as an indication of value. The Company reported $69.8 million of total assets as of September 30, 2020. Given the current operating losses and uncertain business model, in ValueScope’s opinion, it was reasonable to value the current intangible assets and goodwill are the balance sheet as worthless. Total assets net of current intangibles, would be adjusted to $67.6 million. The Company had liabilities of $9.0 million. ValueScope also estimated the potential operating drag of $5 million during the transition period. This estimate is based on a review of the Company’s historical operating losses with assumption and discussions with Company management. Company management represented that assets will be utilized in the new business venture as a private company. As a result, ValueScope determined it was appropriate to consider discounts for lack of control and marketability. Typically, ValueScope see discounts for lack of control in the 10-25% range and discounts for lack of marketability in the 25-45% range. Businesses with limited financials, historical operating losses, and uncertain prospects typically fall on the upper end of the range. Therefore, ValueScope assumed a combined 50% discount in the calculation. ValueScope calculated an adjusted net asset value (equity) of $26,788,000, which would be equivalent to $3.04 per share based on 8,797,671 shares outstanding.

Based on the foregoing valuation methodologies and other financial analysis performed, ValueScope determined, in its report, that consideration of $3.06 per share, pre-split, paid to fractional shareholders pursuant to the Reverse Stock Split would be fair, from a financial point of view.

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 3,000 Shares of the Company’s Common Stock in a Single Account

When the Reverse Stock Split is effected, stockholders holding fewer than 3,000 shares of the Company’s Common Stock in a single account immediately prior to the Effective Date will not receive a fractional share of new Common Stock as a result of the Reverse Stock Split, but instead will receive cash in lieu of the fractional share on the basis of $3.06 per share of existing Common Stock that they own on the Effective Date. The amount of cash each holder of fractional Common Stock will receive will be calculated by multiplying the number of shares of existing Common Stock that the stockholder owns on the Effective Date by $3.06.

The Company intends to pay any transaction fees that are imposed on these stockholders by a bank, brokerage firm or other nominee. Given that these stockholders will not have to pay any service charges or brokerage commissions in connection with the cashing out of their shares as a result of the Reverse Stock Split and given the historical illiquidity of the Company’s Common Stock, the Company believes the structure of the Reverse Stock Split to be a benefit to these stockholders. Among the potential detriments of the Reverse Stock Split is the fact that after the Reverse Stock Split, these stockholders will have no further ownership interest in the Company and will no longer be entitled to vote as a stockholder or share in the Company’s future assets, earnings, or profits. These stockholders’ only right will be to receive cash for their shares of Common Stock.

All amounts owed to these stockholders as a result of the Reverse Stock Split will be subject to applicable federal and state income taxes. Additional details regarding the federal tax consequences are described later in this information statement under the heading “Certain Material Federal Income Tax Consequences.”

As soon as practical after the consummation of the Reverse Stock Split, the Company or its transfer agent will mail a Letter of Transmittal to each stockholder. The Letter of Transmittal will contain instructions for the surrender of your stock certificate or certificates to the Exchange Agent in exchange for the payment of the cash consideration to be received for fractional shares of new Common Stock. No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificates, together with the Letter of Transmittal, to the Exchange Agent. For more detailed information, see the section entitled “Stock Certificates.”

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 3,000 or More Shares of The Company’s Common Stock in a Single Account

When the Reverse Stock Split is effected, stockholders who hold 3,000 or more shares of the Company’s Common Stock in a single account immediately prior to the Effective Date will:

•
as of the Effective Date. have his or her shares of Common Stock converted into shares of post-Reverse Stock Split Common Stock and will receive one new share of Common Stock for every 3,000 shares of pre-Reverse Stock Split Common Stock in his or her account; and

•	receive cash in lieu of any fractional share they would otherwise have been entitled on the basis of $3.06 per share of existing Common Stock not divisible by 3,000.

While the remaining stockholders continue as stockholders of the Company and will have the opportunity to share in the future successes of the Company, if any, among the detriments of the Reverse Stock Split to the remaining stockholders is the fact that they will not have the option to liquidate their holdings like the stockholders who hold fewer than 3,000 shares of the Company’s Common Stock prior to the Reverse Stock Split. Further, once the Company is private, it will be even more difficult to value, and therefore, sell their shares of Common Stock if they should so desire.

Effects of the Reverse Stock Split on Affiliated Stockholders

Affiliated stockholders of the Company include directors, executive officers and beneficial owners of more than 5% of the Company’s outstanding Common Stock. The affiliated stockholders will participate in the Reverse Stock Split on the same terms as the unaffiliated stockholders. All of the Company’s affiliated stockholders, except Matthew Gerritsen and Jonathan Tegge, own more than 3,000 shares each. Therefore, they will all continue to be stockholders of the Company following the Reverse Stock Split, and as such can expect the same benefits and detriments described above in the “Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 3,000 or More Shares of The Company’s Common Stock in a Single Account” section. They will have the opportunity to share in the future successes of the Company, if any, but they will also not have the option to liquidate their holdings and future valuations and sales of their stock will be more difficult given the Company’s private status following the Reverse Stock Split.

Affiliated stockholders will beneficially own approximately 1,450 post-reverse split shares of Common Stock, or approximately 53.0% of the Company’s issued and outstanding shares of Common Stock after the Reverse Stock Split, as compared to approximately 48.5% of the Company’s issued and outstanding shares of Common Stock prior to the Reverse Stock Split. As with all other remaining stockholders of the Company, the percentage ownership of the total outstanding shares held by its affiliated stockholders after the Reverse Stock Split may increase slightly due to the cancellation of the cashed out shares. The amounts set forth in the section entitled “Special Factors - Interests of the Company’s Directors, Executive Officers and Affiliates in the Reverse Stock Split” illustrate the effect of the Reverse Stock Split on the Company’s affiliated stockholders.

Effects of the Reverse Stock Split on the Company

Change in Capital Structure; Certificate of Incorporation

The Reverse Stock Split is expected to reduce the number of the Company’s stockholders and the number of outstanding shares of Common Stock. The Company’s certificate of incorporation, as amended, currently authorizes the issuance of 14,000,000 shares of Common Stock, par value $0.01 per share, of which 64.1% are currently issued and outstanding. Upon the filing of the certificate of amendment to the Company’s certificate of incorporation with the Delaware Secretary of State, the Company’s authorized shares of Common Stock will remain at 14,000,000, at which time approximately 0.2% will be issued and outstanding. This will significantly increase the amount of shares that the Company could issue and its ability to dilute your percentage ownership of the Company’s issued and outstanding shares.

Deregistration Under the Exchange Act; Termination of Quotation on the OTCQB

The Company’s Common Stock is currently registered under the Exchange Act, and consequently the Company is subject to its registration and periodic reporting obligations. The Company believes the Reverse Stock Split will reduce the number of beneficial holders of the Company’s Common Stock from approximately 3,731 to approximately 235. The Reverse Stock Split will allow the Company to file to terminate its registration and periodic reporting obligations and continue future operations as a private company.

The Company believes that following the completion of the Reverse Stock Split and the subsequent termination of its registration and periodic reporting obligations, the market for shares of the Company’s Common Stock will be substantially reduced or possibly eliminated. The Company’s Common Stock is currently traded on the OTCQB, and last sales prices are reported on the OTCQB, which is a regulated quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. If the Company terminates its registration and periodic reporting obligations, its Common Stock will cease to be eligible to be quoted on the OTCQB and this source of liquidity will no longer be available to stockholders.

Cost Savings to be Achieved as a Result of the Termination of the Company’s Registration and Reporting Obligations

The Company is undertaking the Reverse Stock Split at this time to, among other things, eliminate substantial costs, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with the Company’s registration and periodic reporting obligations, including auditors’ fees, attorneys’ fees, payroll expenses, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $1,000,000, and the Company expects that it, its affiliates and remaining stockholders will benefit from the anticipated savings in regulatory and SEC compliance-related costs.  The following table sets forth the estimated annual cost savings to be achieved as a result of the termination of the Company’s registration and reporting obligations:

Auditors' and Accountants Fees	624,000
Attorneys' Fees	64,000
Transfer Agent, SEC Filings, OTC Annual Fees & Stockholder Relations Fees	78,000
D&O Insurance Premiums & Employee Public Company Administration	202,000
Total	968,000

Cash Consideration to be Paid to Company Stockholders in Lieu of Fractional Shares of New Common Stock

Based on the aggregate number of stockholders of the Company’s Common Stock, and the number of stockholders of record owning 3,000 or more shares of the Company’s Common Stock as of the record date for notice of the action by written consent of its stockholders, the Company estimates that payments of cash in lieu of the issuance of fractional shares to unaffiliated stockholders will total approximately $3.5 million in the aggregate. No stockholder with a single account is expected to receive more than $6,117. However, more stockholders than anticipated may reduce their holdings of the Company’s Common Stock in the accounts to below 3,000 shares so that they can be cashed out, which would increase the costs associated with the Reverse Stock Split.

Conduct of the Company’s Business and Operations After the Reverse Stock Split

Following the completion of the Reverse Stock Split, the Company expects its operations will be conducted substantially as they are currently being conducted. Other than the Reverse Stock Split and the termination of its registration and periodic reporting obligations, the Company has no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, the Company will continue to evaluate its business and operations after the Reverse Stock Split, and may develop new plans and proposals in the future.

Equity Interests and Rights of the Company’s Stockholders After the Reverse Stock Split

The rights of holders of the Company’s Common Stock as set out in its Restated Certificate of Incorporation, as amended, and Bylaws and under the DGCL will not change as a result of the Reverse Stock Split. The Company has no current plans to issue Common Stock other than pursuant to existing stock plans, but the Company reserve the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the Company’s best interests and the best interests of its stockholders. The Company’s Common Stock carries no preemptive or preferential rights to purchase any Company stock that it may issue in the future, and neither its existing certificate of incorporation nor its bylaws currently contain any provisions that have a material anti-takeover effect. Persons who continue as stockholders following implementation of the Reverse Stock Split will not have any preemptive or other preferential rights to purchase any Common Stock that the Company may issue in the future, unless such rights are specifically granted to the stockholders. Other than as described in this information statement, the Company has no current agreements to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to sell or transfer any material amount of its assets, to change the Board or management, to change materially its capitalization, or otherwise to effect any material change in its corporate structure of business. The Board will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options or other rights to acquire the Company’s Common Stock.

Reservation of Right to Abandon the Reverse Stock Split

The Board retains the right to abandon the Reverse Stock Split, even if it determines prior to the Effective Date that the Reverse Stock Split is not then in the Company’s best interests or the best interests of its stockholders. Among the circumstances that might cause the Board to abandon the Reverse Stock Split is a significant risk of the Reverse Stock Split failing to achieve the overall goal of reducing the number of record holders to fewer than 300, or where the expense of cashing out the stockholders with fewer than 3,000 shares becomes so high that the transaction become financially prohibitive.  If the reverse stock split is not implemented, then we will be unable to terminate our registration and periodic reporting obligations until we have fewer than 300 holders of record of our common stock.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (defined below) of our stock. This discussion is for general information purposes only, is not intended as tax advice to any person or entity.  All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split in light of their particular situation. This discussion assumes that each of the pre-split shares were, and the post-split shares will be, held as “capital assets,” as defined in Section 1221 of the Code.

This discussion does not address the tax consequences of the Reverse Stock Split arising pursuant to the unearned income Medicare contribution tax, the laws of any state, local, or non-U.S. jurisdiction, any U.S. federal estate or gift tax consequences, or any U.S. federal tax consequences other than the material federal income tax consequences specifically addressed below.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of, and the conclusions reached in, this discussion. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, financial institutions, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), U.S. holders whose functional currency is not the U.S. dollar, stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers (or other dealers in securities), stockholders who hold their stock as part of a straddle, hedge, conversion transaction, or other integrated investment, holders that received their stock pursuant to the exercise of employee stock options or otherwise as compensation, retirement plans, tax-exempt entities, or persons subject to the alternative minimum tax.

If an entity treated as a partnership for U.S. federal income tax purposes owns shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  Partnerships that are owners of shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, and local tax, non-U.S. tax, and non-income tax consequences to them of the Reverse Stock Split.

 We have not sought any ruling from the Internal Revenue Service (“IRS”), nor have we sought an opinion from legal counsel with respect to the statements made and conclusions reached throughout this general discussion.  There can be no assurance that the IRS would agree with the statements and conclusions set forth throughout this discussion, nor is there any assurance that such statements and conclusions will be sustained by a court if challenged by the IRS.

BENEFICIAL OWNERS OF OUR SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, OR NON-U.S. OR NON-INCOME TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

THE DISCUSSION BELOW IS NOT INTENDED TO BE, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING PENALTIES. THE DISCUSSION BELOW WAS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING OF THE REVERSE STOCK SPLIT AND PROXY SOLICITATION.  PLEASE CONSULT YOUR OWN TAX ADVISER IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND PROXY SOLICITATION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes,:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect to be treated as a U.S. person.

Tax Consequences to U.S. Holders Not Receiving Cash in the Reverse Stock Split

The Reverse Stock Split is generally expected to be treated as a form of reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization. A U.S. holder that does not receive any cash in the Reverse Stock Split generally should not recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes, and generally should have the same aggregate adjusted tax basis and holding period in such holder’s post-split shares of Common Stock as such holder had in such holder’s shares of Common Stock immediately prior to the Reverse Stock Split.

Tax Consequences to U.S. Holders Receiving Only Cash in the Reverse Stock Split

In general, the receipt of cash by a U.S. holder in lieu of a fractional share will be a taxable transaction to such holder for U.S. federal income tax purposes. Section 302 of the Code sets forth several tests which, if applicable treat a U.S. holder’s exchange of pre-split shares of Common Stock solely for cash in the Reverse Stock Split as a “sale or exchange” of such shares.  For example, if the exchange of pre-split shares of Common Stock solely for cash (1) results in a “complete termination” of such holder’s interest in the Company, (2) is “substantially disproportionate” with respect to such holder, or (3) is “not essentially equivalent to a dividend” with respect to the such holder (each such test referred to herein as a “Section 302 test” and described in more detail below), then such exchange will be treated for U.S. federal income tax purposes as a taxable sale or exchange of such shares. To be clear, there are other tests under Section 302 of the Code which may also result in the treatment of an exchange of Common Shares solely for cash in connection with the Reverse Stock Split as a taxable sale or exchange, but those other tests are not specifically addressed in this discussion.

In determining whether any of the Section 302 tests mentioned above is satisfied, a U.S. holder must take into account (i) shares of our stock actually owned by such holder, and (ii) shares of our stock considered as, or deemed, owned by such U.S. holder by reason of certain constructive ownership and ownership attribution rules in the Code. Under these constructive ownership and ownership attribution rules, a U.S. holder generally will be considered to own shares of our stock which such holder has the right to acquire pursuant to the exercise of an option or warrant, or by conversion or exchange of a security, and will also be considered to own shares of our stock that are owned (and, in some cases, constructively owned) by (x) some members of such holder’s family, and (y) some entities (such as corporations, partnerships, trusts, and estates) in which such holder, a member of such holder’s family, or a related entity has a direct or indirect interest.

If any of the Section 302 tests (described more fully below) are satisfied with respect to a U.S. holder, and an exchange of Common Stock solely for cash is therefore treated as a taxable sale or exchange for U.S. federal income tax purposes, then such holder generally should recognize gain or loss equal to the difference between (i) the amount of cash received by such holder and (ii) such holder’s adjusted tax basis in the Common Stock treated as sold or exchanged in the Reverse Stock Split. Gain or loss must be calculated separately with respect to each share of Common Stock exchanged in the Reverse Stock Split.  Any gain or loss recognized will constitute capital gain or loss, and will constitute long-term capital gain or loss if the holder’s holding period of the stock treated as sold or exchanged is greater than one year as of the Effective Date.  A reduced tax rate on long-term capital gains generally applies to individuals and other non-corporate U.S. holders.  The deductibility of capital losses is subject to limitations.

Conversely, if none of the Section 302 tests are satisfied with respect to a U.S. holder (e.g., immediately following the Reverse Stock Split you continue to own shares of our stock, or you are treated as continuing to own shares of our stock pursuant to the constructive ownership and ownership attribution rules), you generally should be treated as having received a distribution from the Company in an amount equal to the cash received by you in the Reverse Stock Split. The amount of a distribution received by a U.S. holder will be treated as a dividend to the extent of such holder’s ratable share of the Company’s current and accumulated earnings and profits. To the extent the receipt of cash is treated as a dividend, you will not receive any tax benefit from your basis in your shares.  In general, dividends are subject to ordinary income tax rates. However, for certain individuals and other non-corporate stockholders, a dividend may qualify for the reduced tax rate applicable to long-term capital gains to the extent the dividend is treated as a “qualified dividend.” To qualify for the lower rate available to qualified dividend income, (i) an individual or non-corporate stockholder must hold the stock with respect to which the dividend is paid for more than 60 days in the 121-day period beginning 60 days before the ex-dividend rate, as determined pursuant to the Code, and (ii) the stock held by such stockholder must have been unhedged during such holding period, i.e., there were no puts, calls, short sales, hedges, or other arrangements or positions in the shares or any substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign, or other tax treatment of, any such dividend income.

To the extent that the amount of a distribution received by a U.S. holder with respect to the Reverse Stock Split exceeds such holder’s ratable share of our current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the Common Stock exchanged in the Reverse Stock Split, and any remainder generally should be treated as capital gain from the sale or exchange of the Common Stock.

Section 302 Tests

If a U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split satisfies one of the following tests, then such exchange is treated as a taxable sale or exchange for U.S. federal income tax purposes:

Complete Termination. A U.S. holder’s exchange of Common Stock solely for cash in the Reverse Stock Split generally will result in a “complete termination” of such holder’s interest in us if, in connection with the Reverse Stock Split, either (i) all of the shares of our stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of our stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of our stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such stock under the procedures described in Section 302(c) of the Code.

Substantially Disproportionate Redemption. A U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split generally will be “substantially disproportionate” with respect to such holder if, among other things, immediately after the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as no longer outstanding), (i) such holder’s percentage ownership of our voting stock is less than 80% of such holder’s percentage ownership of our voting stock immediately before the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote. For purposes of these percentage ownership tests, a holder will be considered as owning shares of our stock owned directly as well as indirectly through application of the constructive ownership and ownership attribution rules mentioned above.

Not Essentially Equivalent to a Dividend. In order for a U.S. holder’s exchange of Common Stock for cash in the Reverse Stock Split to qualify as “not essentially equivalent to a dividend,” such holder must experience a “meaningful reduction” in such holder’s proportionate interest in us as a result of the Reverse Stock Split, taking into account the constructive ownership and ownership attribution rules mentioned above. Whether a U.S. holder’s exchange of Common Stock pursuant to the Reverse Stock Split will result in a “meaningful reduction” of such holder’s proportionate interest will depend on such holder’s particular facts and circumstances.

Stockholders should consult with their own tax advisors respecting their particular situations with respect to whether any of the Section 302 tests discussed above, or any of the other rules set forth in Section 302 of the Code, are applicable so as to result in the treatment of the exchange of our Common Stock solely for cash in connection with the Reverse Stock Split as a taxable sale or exchange of such stockholder’s shares of our Common Stock.

Tax Consequences to U.S. Holders Receiving Both Stock and Cash in the Reverse Stock Split

The Reverse Stock Split is generally expected to be treated as a form of reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization. Under Section 354 of the Code, generally no gain or loss will be recognized if stock in a corporation that is a party to a reorganization is exchanged solely for stock. Under Code Section 356, if Section 354 would apply but for the fact that the consideration received consists not only of stock but also of other property, such as money (such other consideration sometimes referred to as “boot”), then gain must be recognized in an amount not in excess of the “boot” received. A loss generally may not be recognized. The gain is generally measured share-by-share, and depends upon the holder’s basis in each share.  If the distribution of “boot” in the Reverse Stock Split has the effect of a distribution of a dividend, then the amount otherwise treated as gain is treated as a dividend. To determine whether any such gain is to be treated as a dividend, the stockholder hypothetically assumes that such stockholder first received stock equal to the amount of boot received, and then caused that stock to be redeemed for the boot consideration.  The hypothetical redemption is tested under the Section 302 tests described above (and the other tests set forth in Section 302 of the Code, but not discussed above). For those holders who receive cash in lieu of fractional shares and whose percentage interest in the Company is enhanced or not materially diminished, the gain will be treated as a distribution, and a dividend to the extent of the U.S. holder’s ratable share of our current and accumulated earnings and profits. For those holders who receive cash in lieu of fraction shares whose percentage interest in the Company is substantially diminished under the Section 302 tests (or any other applicable test), the gain is treated as arising out of a sale of our Common Stock. In such a case, the basis in the stock received in the Reverse Stock Split is the same as the aggregate adjusted tax basis the holder had immediately prior to the Reverse Stock Split decreased by the amount of money received and increased by the amount treated as either gain or a dividend.

In contrast to the discussion above, based on certain administrative guidance it is possible that U.S. holders who receive both stock and cash in the Reverse Stock Split may instead be treated as if they received all stock in a tax-free reorganization and then had their fractional shares redeemed in a separate transaction. Based on Treasury Regulation Section 1.301-1(l), even though the Reverse Stock Split is viewed as a reorganization, it is possible for any such cash received to be viewed as a dividend independent of the reorganization, followed by or preceded by the exchange of stock-for-stock in a tax-free reorganization. Each stockholder is urged to consult its own tax advisor as to the application of these rules to such stockholder under its particular circumstances.

Basis and Holding Period in Post-Split Shares

In a reorganization defined in Section 368(a)(1)(E) of the Code as a recapitalization, if one share of corporate stock is received in exchange for more than one share of corporate stock surrendered, then the aggregate basis in the shares surrendered must be allocated to the basis of the shares received, and the holding period of the stock received generally includes the holding period of the stock held immediately prior to the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting with respect to any cash received in the Reverse Stock Split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at a rate of 24%. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability otherwise arising from the Reverse Stock Split, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Tax Consequences of the Reverse Stock Split to the Company

With respect to the Reverse Stock Split, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation’s stock increases by more than 50 percentage points over the preceding 3-year period. The Company does not expect the Reverse Stock Split to have a material impact on its NOLs or other relevant tax assets, as determined for U.S. federal income tax purposes.

THE REVERSE STOCK SPLIT

Basic Terms

On or after the 20th day following the mailing of this information statement, which the Company expects to commence on or about the date hereof, the Company will file the certificate of amendment to its certificate of incorporation with the Delaware Secretary of State to effect a 1-for-3,000 reverse stock split of its issued and outstanding common stock, as approved by the Company’s Board on December 21, 2020 and the holders of (a) a majority of the Company’s outstanding shares of Common Stock on December 21, 2020.

Under the terms of the Reverse Stock Split, every holder of record of the Common Stock on the Effective Date will be entitled to receive one share of the Company’s new common stock for every 3,000 shares of existing Common Stock held by that person. No fractional shares will be issued, and:

•	Stockholders who hold fewer than 3,000 shares of existing Common Stock on the Effective Date will receive cash in the amount of $3.06 per share of existing pre-reverse split Common Stock.

•	Stockholders who hold 3,000 or more shares of existing Common Stock on the Effective Date will receive:

-	one share of new Common Stock for every 3,000 shares of existing Common Stock held on the Effective Date; and

-	cash in lieu of any fractional share of new Common Stock that such holder would otherwise be entitled to receive on the basis of $3.06 per share of existing Common Stock.

If you currently hold less than 3,000 shares of Common Stock and you want to continue to hold Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is complete before the close of business on the Effective Date:

•
purchase a sufficient number of shares of Common Stock on the open market and have them registered in your name and consolidated with your current record account if you are a record holder, or have them entered in your account with a nominee, such as your broker or bank, in which you currently hold shares of Common Stock, so that you hold at least 3,000 shares of Common Stock in your record account immediately prior to the Effective Date of the Reverse Stock Split; or

•
if applicable, consolidate your record accounts, or your accounts with nominees, so that you hold at least 3,000 shares of Common Stock in a single record account immediately prior to the Effective Date of the Reverse Stock Split.

Because of the limited trading market for the Company’s common stock, you may be unable to purchase enough shares to retain an equity interest in CCUR.

The Company intends for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

The Reverse Stock Split is structured as a “going private” transaction under SEC Rule 13e-3 promulgated under the Exchange Act because it is intended to, and if completed will likely, reduce the number of record holders of our common stock to fewer than 300, which will permit us to terminate our registration and periodic reporting obligations. In connection with the Reverse Stock Split, we have filed a Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC. We intend to apply for the termination of our registration and periodic reporting obligations as soon as practicable after the Effective Date of the Reverse Stock Split.

Effective Date

The Company intends to make the Effective Date of the Reverse Stock Split be the date that the Delaware Secretary of State accepts for filing the certificate of amendment to its certificate of incorporation. The Company intends for that date to be on or after the 20th day following the mailing of this information statement, which the Company expect to commence on or about the date hereof.

Stock Certificates

[_______] has been appointed as the Exchange Agent to carry out the exchange of existing stock certificates for new Common Stock certificates and to send cash payments to the stockholders who would otherwise be entitled to receive fractional shares of new Common Stock as a result of the Reverse Stock Split. Promptly following the Effective Date of the Reverse Stock Split, the Exchange Agent will send a letter of transmittal to each affected stockholder, which will describe the procedures for surrendering stock certificates in exchange for new Common Stock or, if applicable, cash consideration to be received in lieu of fractional shares of new Common Stock. Upon receipt of the stock certificates and properly completed letters of transmittal, the Exchange Agent will issue the appropriate new stock certificates or make the appropriate cash payment within approximately 20 business days.

No service charges will be payable by the Company’s stockholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. The Company will bear all such expenses. The Company will not pay interest on cash sums due to any such stockholder in connection with the Reverse Stock Split.

In connection with the Reverse Stock Split, the Common Stock will be identified by a new Committee on Uniform Security Identification Procedures, or “CUSIP,” number. This new CUSIP number will appear on any stock certificates representing shares of the Company’s new Common Stock after the Effective Date of the Reverse Stock Split.

All stock certificates evidencing ownership of CCUR Common Stock outstanding immediately prior to the Reverse Stock Split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new CCUR Common Stock and/or (b) new certificates representing the number of shares of new CCUR Common Stock that will result from the Reverse Stock Split, whether or not the certificates representing existing CCUR Common Stock are surrendered for exchange. Do not send your stock certificates to the Company or the Exchange Agent until you have received a transmittal letter and followed the instructions therein.

Dissenters' Rights

Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split under either the Company’s restated certificate of incorporation, as amended, or the DGCL.

Provision for Unaffiliated Stockholders

Neither the Company, nor any of its executive officers, directors nor any person controlling the Company has made any provision in connection with the Reverse Stock Split to grant unaffiliated stockholders access to the Company’s corporate files or to obtain counsel or appraisal services for the unaffiliated stockholders at the Company’s expense.

Stockholder Approval of the Reverse Stock Split

Under Section 228 of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the action were present and voted.

Under the DGCL and the Company’s existing restated certificate of incorporation, as amended, the approval by the holders of a majority of our outstanding shares of Common Stock is required to adopt the certificate of amendment to the Company’s certificate of incorporation and approve the Reverse Stock Split.

On December 21, 2020, stockholders of the Company holding approximately 52.0% of the Company’s outstanding Common Stock delivered to the Company their consent approving the Reverse Stock Split and other transactions contemplated thereby and adopting for filing the certificate of amendment to the Company’s certificate of incorporation. The stockholder consent is sufficient under Delaware law to approve the certificate of amendment and the Reverse Stock Split without the concurrence of any other stockholders. Therefore, no further action of the stockholders is necessary to approve the Reverse Stock Split. The Company has not required the approval of the Reverse Stock Split by the holders of a majority of the Company’s shares held by persons unaffiliated with CCUR.

Pursuant to Section 228(e) of the DGCL, we are delivering notice of action by written consent of the Company’s  stockholders to stockholders as of the close of business on December 21, 2020, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to the Company.

Source of Funds and Financial Effect of the Reverse Stock Split

Given that the actual number of shares of Common Stock that the Company will purchase is unknown at this time, the total cash the Company will pay to stockholders is currently unknown, but is estimated to be approximately $3,625,000. The Company expects to use cash on hand to pay the cash consideration in connection with the Reverse Stock Split and other expenses for the Reverse Stock Split.

Fees and Expenses

The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the reverse stock split and the transactions related to the Reverse Stock Split:

•	$3.5 million in cash consideration to stockholders in lieu of fractional shares of new Common Stock;

•	$75,000 in legal and accounting fees;

•	$10,000 for printing, mailing and other costs in connection with the mailing of this information statement;

•	$20,000 to [_______] for exchange agent services; and

•	$20,000 for miscellaneous expenses.

The Company has paid or will be responsible for paying all fees and expenses incurred or to be incurred in connection with the Reverse Stock Split and the transactions related to the Reverse Stock Split.

Accounting Consequences

The par value per share of Common Stock will remain at $0.01 per share following the Reverse Stock Split. The Reverse Stock Split will result in an increase in per share net income and an increase in net book value per share of Common Stock because fewer shares of the Company’s Common Stock will be outstanding.

Certain Legal Matters

The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by the Reverse Stock Split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Reverse Stock Split, other than approvals, filings or notices required under federal and state securities laws and the filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market Information for Common Stock

The Company’s common stock is currently traded on the OTCQB over the counter market maintained by the OTC Markets Group Inc. under the symbol “CCUR”.  The trading in the Company’s Common Stock is extremely limited. The following table sets forth the quarterly high and low bid prices as set out below, based upon quotations periodically published by the OTCQB. All price quotations represent prices between dealers, without retail mark-ups, mark-downs, or commissions and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid

Fiscal Year 2021
December 31, 2020 (as of December 21, 2020)	$3.34	$2.73
September 30, 2020	$3.31	$2.90

Fiscal Year 2020
June 30, 2020	$3.75	$3.05
March 31, 2020	$5.00	$3.00
December 31, 2019	$4.50	$3.35
September 30, 2019	$3.95	$3.25

Fiscal Year 2019
June 30, 2019	$4.05	$3.00
March 31, 2019	$3.85	$3.30
December 31, 2018	$4.85	$3.26
September 30, 2018	$5.36	$4.80

The last reported sales price for the Company’s shares of Common Stock on the OTCQB as of December 21, 2020, was $3.05 per share. As of December 21, 2020, the Company had 352 stockholders of record.

Dividend Policy

In the fiscal year ended June 30, 2020, the Company paid one special cash dividend of $0.50 per share of Common Stock. The Board will continue to assess the Company’s allocation of capital regularly and evaluate whether to declare any further special dividends or reinstate the quarterly cash dividend, which was terminated in 2018.

Issuer Purchases of Equity Securities

On March 5, 2018, the Company announced its Board authorized the repurchase of up to one million shares of the Company’s Common Stock. In February 2019, the Company completed the purchase of the authorized one million shares, and the Board authorized the repurchase of an additional 500,000 shares of the Company’s Common Stock under a new repurchase program that replaces and supersedes the prior repurchase program. Repurchases may be made at the discretion of management through open market or privately negotiated transactions or any combination of the same. Open market purchases may be made pursuant to trading plans subject to the restrictions and protections of Rule 10b5-1 and/or Rule 10b-18 of the Securities Act. At September 30, 2020, there were 364,298 shares available for repurchase under the program.

INFORMATION CONCERNING THE COMPANY

We operate with two business segments: (i) merchant cash advances (“MCA”) and other financial services, conducted primarily through our subsidiary LM Capital Solutions, LLC (d/b/a “LuxeMark Capital”) (“LMCS”), and (ii) real estate, conducted through our subsidiary Recur Holdings LLC (“Recur”) and its subsidiaries.

As of September 30, 2020, we hold a 51% interest in LMCS, with the remaining 49% held by AZOKKB, LLC (formerly named LuxeMark Capital, LLC and herein referenced as “Old LuxeMark”). Through LMCS, we manage a network of MCA funders (the “Funders”) and syndicate participants who provide those Funders with capital by purchasing participation interests in or co-funding MCA transactions. In addition, we provide loans to Funders, the proceeds of which are used by the Funders to fund MCAs. LMCS’ daily operations are led by the three principals of Old LuxeMark. CCUR provides operational, accounting, and legal support to LMCS. On July 17, 2020, we entered into a series of agreements with Old LuxeMark pursuant to which our interest in LMCS was reduced from 80% to 51%. After the repayment of the outstanding balance of a master promissory note issued by LMCS to us, Old LuxeMark has the right to purchase the remaining 51% equity interest in LMCS for nominal consideration. We are reviewing our strategic options with respect to continued participation in the MCA industry.

Recur provides commercial loans to local, regional, and national builders, developers, and commercial landowners and also acquires, owns, and manages a portfolio of real property for development. Recur does not provide consumer mortgages.

In addition to our real estate and MCA and other financial services operating segments, we actively evaluate acquisitions of additional businesses or operating assets, either as part of an expansion of our current operating segments or establishment of a new operating segment, in an effort to reinvest the proceeds of our calendar year 2017 business dispositions and maximize use of other assets such as our net operating loss (“NOL”) carryforwards. We may also seek additional capital and financing to support the purchase of additional businesses and/or to provide additional working capital to further develop our operating segments. We believe that these activities will enable us to identify, acquire, and grow businesses and assets that will maximize value for all our stockholders.

Recent Events

The global outbreak of the novel coronavirus (“COVID-19”) was declared a pandemic by the World Health Organization and a national emergency by the U.S. government in March 2020 and has negatively impacted the U.S. and global economy, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. The extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic and related actions taken by the U.S. government, state and local government officials, and international governments to prevent disease spread, all of which are uncertain and cannot be predicted.

Our MCA and other financial services segment experienced a decline in revenues during the three months ended September 30, 2020, which management believes is predominantly due to the economic uncertainties caused by the pandemic, and we anticipate our MCA revenues will continue to be adversely affected while major parts of the U.S. economy are restricted by mandatory business shut-downs and/or stay-at-home orders, as well as other effects of the pandemic. We and our finance partners decreased our volume of new funding arrangements while evaluating the effect of the current economic uncertainties on the MCA business and its customers during the three months ended September 30, 2020. During the fourth quarter of our fiscal year 2020, management concluded that it would not resume funding MCAs with Funders and would focus our MCA efforts exclusively on MCA syndication fee income generated by our LMCS business unit. Our reduced participation in MCA funding through Funders reduces our syndication fee income and revenue from direct funding of MCAs. We anticipate continued lower funding of new MCAs and reduced collection volume on outstanding MCAs until the economic situation caused by the pandemic stabilizes and a greater level of economic activity returns. Additionally, while Funders modified their underwriting criteria during the fourth quarter of our fiscal year ended June 30, 2020 and focused new funding on businesses that have been deemed “essential services” during the pandemic, it remains to be seen whether essential businesses will pursue MCAs at levels sufficient to offset the declines in MCA collections for the foregoing reasons.

On July 17, 2020, LMCS entered into a series of transactions resulting in its recapitalization. The transactions included an amendment to the operating agreement of LMCS that reduced our ownership from 80% to 51% of LMCS and the grant by us to LMCS’ non-controlling member of a right to purchase our remaining equity interests in LMCS upon the occurrence of certain conditions, including, without limitation, the repayment of an intercompany note from us to LMCS. The transaction also included (i) the waiver of LMCS’ obligations to pay contingent consideration to the non-controlling member, (ii) the termination of certain warrants to purchase our capital stock held by certain affiliates of the non-controlling member, (iii) the assignment of certain contractual rights of LMCS to the non-controlling member, and (iv) the amendment of an intercompany note from us to LMCS. All conditions required for the non-controlling member to have the right to repurchase LMCS have been met as of the filing date of this report, with the exception of the repayment of the intercompany note.

Our real estate-related revenues have continued to remain stable during the three months ended September 30, 2020 and we believe that our real estate borrowers will continue to be able to service their real estate loans. We continue to develop real estate for future sale. While we do not believe that any of these projects warrant impairment charges or other reserves at this point, we do expect that the economic impact of the pandemic will result in a delay in the eventual sale of this real estate.

In August 2020, we established CCUR Aviation Finance, LLC, a wholly owned subsidiary through which we operate our aviation funding business. Since August 2018, we have periodically funded aviation deposit purchases for a fee, and we expect this business to continue and grow. We have reported income from this business within our MCA and other financial services segment.

Through most of the three months ended September 30, 2020, we have continued to actively evaluate and engage with potential acquisition target candidates; however, the pandemic has delayed our due diligence process by impeding our ability to participate in in-person visits and physical tours and complicating our ability to place valuations on targets given the uncertainty in the global markets. We expect this uncertainty to continue over the next few months. Thus, while we have not experienced a significant slowing of merger and acquisition activity, any acquisitions that we decide to pursue may take longer to consummate.

Our Directors and Executive Officers

The following table provides information regarding our executive officers and directors as of December 21, 2020.

Name	Age	Positions	Term
Igor Volshteyn	44	President and Chief Operating Officer	January 2019 - Present
Jonathan Tegge	31	Chief Financial Officer	September 2020 - Present
Matthew Gerritsen	52	Secretary and General Counsel	September 2020 - Present
David Nicol	75	Director	February 2018 - Present
Robert Pons	64	Director	June 2020 - Present
Steven G. Singer	59	Director	July 2017 - Present

Each of our directors will serve in that capacity until our next annual stockholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Igor Volshteyn, President and Chief Operating Officer

Mr. Volshteyn has served as interim COO and President of the Company since June 2020, when the former chief executive officer took an unpaid leave of absence. Since August 2020, Mr. Volshteyn has served as the chief financial officer and a director of Spartacus Acquisition Corp., a NASDAQ-listed special purpose acquisition corporation.  From January 2019 through June 2020, Mr. Volshteyn served as Senior Vice President of Business Development of the Company. Mr. Volshteyn began his career as a research analyst and investment banker and has over 20 years of experience in the investment management industry. He served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an Analyst and Portfolio Manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. He graduated with a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin.

Jonathan Tegge, Chief Financial Officer

Mr. Tegge is a Senior Associate of Financial Reporting for Brio Financial Group since 2015. In that capacity, he consults with various private and public companies with respect to financial reporting, analysis of complex financial instruments, and the valuation of such instruments. Mr. Tegge served as interim Chief Financial Officer of Arista Financial Corp. (ARST) from October 2018 to January 2020. Arista Financial Corp is a finance company that provides financing to other small finance companies that do not have significant access to the capital markets. Mr. Tegge served as Principal Financial and Accounting Officer of U.S. Gold Corp. (USAU) from November 2018 to December 2018. U.S. Gold Corp is a gold and precious metals exploration company pursuing exploration and development opportunities primarily in Nevada and Wyoming. Mr. Tegge has a Bachelor of Science in Accounting from New Jersey Institute of Technology.

Matthew Gerritsen, Secretary and General Counsel

Since December 2013, Mr. Gerritsen has served as the President of Live Microsystems, Inc. (formerly Live Wire Mobile, Inc.), and prior to that time, he was the Secretary and General Counsel.  Mr. Gerritsen served as outside General Counsel to Evolving Systems Inc. from 2016 to 2017.  Prior to joining Live Microsystems, he had a private practice advising businesses.  Mr. Gerritsen previously worked at McDermott, Will & Emery, Nutter McClennon & Fish, Testa Hurwitz and Thibeault, and Tucker & Goldstein.  Mr. Gerritsen received his B.A. degree in English and Political Science from the University of Connecticut and his J.D. degree from Suffolk University Law School.

David Nicol, Director

Mr. Nicol is a seasoned board director and advisor for technology-based businesses. He currently serves on the board of Evolving Systems, Inc. (NASDAQ:EVOL), a publicly traded company, where he has served on the audit committee since March 2004 and as the committee chairman since January 2011 and on the compensation committee since March 2004 and as the committee chairman since November 2005. In July 2019, he was appointed a member of the board of Nanoveu Limited (NVU), listed on the Australian Stock Exchange (ASX). Mr. Nicol also serves as an independent board member of a privately-held provider of facilities management SaaS services.  Mr. Nicol is an active member of the National Association of Corporate Directors and Financial Executives International. Since 2015, he has been on the faculty in the Finance Department at the Bloch School of Management at the University of Missouri – Kansas City. From February 2012 through July 2015, Mr. Nicol was President and Chief Operations Officer of Strongwatch, Inc., a security innovation company that was subsequently acquired. Prior to that, he was a consultant to several companies, each subsequently acquired by listed companies. From January 2006 through January 2009, Mr. Nicol was Executive Vice President and Chief Financial Officer for Solutionary, Inc., a managed IT security services provider, since acquired by NTT Security. Prior to 2006, Mr. Nicol held numerous senior executive positions focused on operations, strategy, product management and business development at communication and technology service companies, which included Fortune 500 companies as well as smaller earlier stage and growth companies.

Robert Pons, Director

Mr. Pons was previously a director of the Company from July 2012 to December 2018. Mr. Pons has served as President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies, since January 2011. From May 2016 to December 2016, Mr. Pons served as Executive Vice President of PTGi-ICS, a wholly owned subsidiary of HC2 Holdings, Inc. (formerly PTGi Holdings, formerly Primus Telecommunications). From May 2014 until May 2016, he served as Executive President of Business Development of HC2 Holdings, Inc, a diversified holding company with operating subsidiaries primarily in the United States and the United Kingdom. From January 2008 to January 2011, he was Senior Vice President, Capital Markets, at TMNG Global, a global consulting firm to technology, media, communications and financial services companies. Prior to this, Mr. Pons served in a number of senior management roles in technology companies, including Uphonia (formerly SmartServ Online, Inc.), a wireless applications development company, and FreedomPay, a cashless retail payment system vendor. Mr. Pons has served on the board of directors of Seachange International Inc. (NASDAQ:SEAC) since February 2019 and as the Chairman since November 2019. Mr. Pons previously served on the board of directors of Alaska Communications Inc. (NASDAQ: ALSK) from May 2018 to May 2019, Inseego Corp. (NASDAQ: INSG) (formerly Novatel Wireless) from October 2014 to October 2019, HC2 Holdings, Inc. (NYSE: HCHC) from September 2011 to June 2016 and MRV Communications, Inc. (formerly NASDAQ: MRVC) from October 2011 to August 2017. He also previously served on the board of directors of Arbinet, Proxim Wireless, Network-1 Security Systems, DragonWave, Inc. and Live Microsystems, Inc. (formerly Live Wire Mobile, Inc.).

Steven G. Singer, Director

Mr. Singer currently serves as a consultant for Remus Holdings, Inc., a closely held investment company, a position he has held since April 2016. From 2000 to 2016, Mr. Singer served as the Chairman and Chief Executive Officer of American Banknote Corporation, a provider of secure financial products and solutions and a public company through 2007. Prior to that, Mr. Singer was Executive Vice President and Chief Operating Officer of Remus Holdings, Inc. from 1994 to 2000. Mr. Singer has served on numerous public and private company boards, including ABNote do Brazil (a publicly traded subsidiary of American Banknote Corporation now operating as Valid SA), CooperVision, Inc., Anacomp, Inc., Motient Corporation (now operating as TerreStar Corporation), Globix Corporation, TVMAX Holdings, Inc. and Galaxy Cable, Inc. (now operating as Galaxy Cablevision). In addition, Mr. Singer served as Chairman of the board of directors of Motient Corporation and Globix Corporation.

Security Ownership of Principal Stockholders and Management

The table below provides information about the beneficial ownership of CCUR’s common stock as of December 21, 2020, by each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock as well as by each director, director nominee and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the ownership percentage of that person, shares deemed outstanding include shares of CCUR’s common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of December 21, 2020. However, these shares are not deemed outstanding for the purposes of computing the ownership percentage of any other person. The ownership percentage is based on 8,972,524 shares of CCUR’s common stock outstanding as of December 21, 2020. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o CCUR Holdings, Inc., 6470 East Johns Crossing, Suite 490, Duluth, Georgia 30097.

Name	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
Principal Stockholders:
JDS1, LLC	3,586,269	(1)	39.7%
Dimensional Fund Advisors LP	597,562	(2)	6.7%
Directors and Named Executive Officers:
David Nicol	30,000	(3)	*
Robert Pons	20,000	(3)	*
Steven G. Singer	62,200	(4)	*
Igor Volshteyn	56,005	(5)	*
Jonathen Tegge	0		*
Matthew Gerritsen	0	(6)	*
Directors and executive officers as a group (6 persons)	168,205	(7)	1.87%

*	Less than 1%.

(1)	This information is based on a Schedule 13D/A filed with the SEC on February 21, 2019 by JDS1, LLC, whose address is 2200 Fletcher Avenue, Suite 501, Fort Lee, New Jersey 07024.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 583,755 shares, shared voting power over no shares, and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(3)	Includes 7,500 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.

(4)	Includes 10,000 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.

(5)	Includes 20,000 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.

(6)
Does not include 168,348 shares of common stock owned by Live Microsystems, Inc.  While Mr. Gerritsen is the President of Live Microsystems, the board of Live Microsystems, Inc., and not Mr. Gerritsen, has dispositive and/or voting control over such shares. Further, Mr. Gerritsen has no pecuniary interest in Live Microsystems.

(7)	Includes an aggregate of 37,500 Restricted Stock Awards, issued on October 27, 2020. Restrictions lapse on one-third of the awards on each the first, second and third anniversary of the grant date.

Certain Relationships and Related Transactions With Affiliates

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions and considers the factors that it determines to be most relevant to evaluating each applicable transaction. A report is made to our Audit Committee annually by our management and our independent registered public accounting firm disclosing any known related party transactions. The Audit Committee reviewed and approved the following reportable transactions occurring during Fiscal Year 2020 and Fiscal Year 2019.

SeaChange LOI

On July 2, 2020, the Company entered into a letter of intent (the “LOI”) proposing to provide a secured loan of up to $10 million to SeaChange International, Inc. (“SeaChange”). Among other things, the LOI proposed a loan that would have been fully secured by a first lien on assets of SeaChange, have a term of one year with two options to extend the term for an additional six months, and carry an interest rate of ten percent (10%) per annum on the outstanding principal amount of the loan. Upon closing of the loan, SeaChange would have paid a three percent (3%) commitment fee to the Company with the option to pay up to fifty percent (50%) of the fee in SeaChange common stock and a two percent (2%) fee upon the exercise of any six month extension of the loan term. The LOI was binding subject to several closing conditions including the negotiation of definitive loan documents and final approval of our Board of Directors.

As two of its members have relationships involving SeaChange, the Company’s board of directors evaluated the nature of those relationships prior to approving any documentation related to the transactions proposed in the LOI. Mr. Pons and Mr. Singer sit on the board of directors of SeaChange, and thus recused themselves from any deliberations by the Company’s Board of Directors relating to the LOI and the transactions proposed thereby. In addition, TAR Holdings, LLC, an entity over which Karen Singer holds sole voting and dispositive power, owns 16.6% of SeaChange’s outstanding common stock, according to that certain Schedule 13D/A filed with the Securities and Exchange Commission by Ms. Singer on August 12, 2019. Ms. Singer is Mr. Singer’s sister-in-law and the mother of Julian Singer, who is a significant stockholder of the Company. The LOI expired on September 2, 2020 prior to the finalization of definitive documentation or any loan being made.

Management Agreement

As disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 14, 2019 and June 8, 2020, the Company entered into a management agreement, as amended from time to time (the “Management Agreement”), with CIDM LLC (and subsequently assigned to CIDM II, LLC, referenced herein as the “Asset Manager”) on February 14, 2019 under which the Asset Manager (i) provides the Company with advisory services with respect to the management and allocation of the Company’s assets and (ii) exercises discretionary management authority over the Company’s trading portfolio of marketable securities.

The Asset Manager is an entity managed and owned by Julian Singer. Mr. Singer is also the managing principal of JDS1, LLC, an entity that owns 3,586,269 shares of the Company’s common stock based on a Schedule 13D/A filed by Mr. Singer with the SEC on February 21, 2019, which comprises approximately 40.3% of the Company’s outstanding stock as of June 30, 2020 (“JDS1”). Under the Management Agreement, Mr. Singer is defined as a “Key Person” and the Company is relying on his relevant expertise for performance under the Management Agreement.

The Asset Manager will receive the following compensation for performance under the Management Agreement:

•	an annual management fee equal to 2% of the fair market value of the Assets (as defined in the Management Agreement), payable quarterly in arrears;

•
a performance fee in respect of each performance period, which shall be equal to 20% of the appreciation of end-of-fiscal year net asset value as calculated pursuant to the 2019 CCUR Bonus Plan, payable quarterly in arrears; and

•	a quarterly cash payment of $50,000 for full satisfaction of the related expenses of the Asset Manager.

The management fee and performance fee were initially paid through issuance of contractual stock appreciation rights (“SARs”) exercisable upon certain change in control events. On June 4, 2020, the Company entered into an Omnibus Amendment Regarding the Management Agreement and SARs Agreements (the “Omnibus Amendment”) by and among the Company, CIDM II, LLC and CIDM LLC amending certain terms of the Management Agreement, to provide, among other things, that (i) the management fee due to the Asset Manager shall continue to be payable in SARs for services rendered through the quarter ended June 30, 2020 and thereafter, the management fee shall be payable in cash; (ii) the performance fee shall continue to be payable in SARs; (iii) the cash value of a SAR grant for the purpose of determining the amount by which it reduces the fees payable under the Management Agreement shall equal $3.50 per Appreciation Right (as defined therein); (iv) the value of the assets on which the management fee and performance fee are based shall be adjusted to exclude any deferred tax assets of the Company and (v) prior and future SARs granted under the Management Agreement are exercisable immediately as of the date of grant, subject to any restrictions in the applicable agreement. The SARs are not issued under the Stock Plan.

Pursuant to the terms of the Management Agreement, the Asset Manager is required to consider participation by the Company in all appropriate opportunities within the purpose and scope of the Company’s objectives that are under consideration for the accounts of other clients of the Asset Manager or any of its affiliates. Thus, the Company may hold investments similar to or in conjunction with the Asset Manager or its affiliates.

Kandela, LLC

On October 29, 2018, the Company entered into a loan agreement with Kandela, LLC (“Kandela”), pursuant to which the Company provided Kandela with a $3,000,000 line of credit secured by a first priority security interest in accounts receivable and other assets of Kandela and subject to a monthly interest payment equal to the prime rate plus five percent per annum. At the time of the loan affiliate of JDS1 owned a 10% equity interest in Kandela. On March 21, 2019, CCUR received payment in full of all amounts owed to it by Kandela, including fees and interest payments, under the loan agreement and terminated the agreement. CCUR received $65,000 in total fees, including $45,000 paid as an early termination fee, and $34,586 in total interest payments.

HC2 Bonds

On or around November 14, 2018, the Company purchased $2,500,000 aggregate principal amount of bonds issued by HC2 Holdings, Inc., from JDS1 at the prevailing market price.

Elder Separation Agreement

As announced in the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2018, pursuant to the Separation and Consulting Agreement and General Release of Claims (the “Separation Agreement”) with Mr. Elder, CCUR’s former Chief Executive Officer and a former director of the Company, Mr. Elder provided consulting services to the Company from January 1, 2018 through December 31, 2018. As consideration for the consulting services, Mr. Elder received: (i) one payment of $217,722 on or about July 1, 2018; and (ii) an aggregate of $217,722 payable in six substantially equal monthly installments during the period beginning on July 1, 2018 through December 31, 2018. Mr. Elder was eligible to also receive an “Incentive Transaction Bonus” (as defined in the Separation Agreement) upon the consummation of any acquisition of any entity or business (as defined in the Separation Agreement, a “Sourced Business”) by the Company that Mr. Elder sourced and introduced to the Company during the consulting term and consummated on or before the 90th day following the termination of the consulting term (as defined in the Separation Agreement, a “Sourced Transaction”). The Incentive Transaction Bonus equaled the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the Net Asset Value (as defined in the Separation Agreement) of a subsequent sale of the Sourced Business by the Company consummated on or before the 5th anniversary of the closing of the Sourced Transaction. The Separation Agreement was amended on June 25, 2018 to allow Mr. Elder to elect to receive the consulting payments directly or through his company Sky Advisors LLC. The Separation Agreement expired on December 31, 2018 and no Incentive Transaction Bonus was paid under the Separation Agreement.

Selected Financial Information

In the table below, we provide you with historical selected financial data for the years ended June 30, 2020 and 2019. This information is derived from our consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2020, which was filed by the Company on September 15, 2020 (amounts in thousands, except share and per share data).

	For Fiscal Year Ended June 30,
	2020	2019
	US$ (audited)	US$ (audited)
Statement of operation data:
Revenues	$5,873	$3,456
Operating expenses	7,364	6,213
Loss from operations	(1,491)	2,757
Other income	19	249
Net income	13,029	550
Earnings per share, basic	1.39	0.08
Earnings per share, diluted	1.38	0.08
Weighted average ordinary shares outstanding, basic	8,772,969	8,941,413
Weighted average ordinary shares outstanding, diluted	8,832,519	8,958,462

	June 30, 2020	June 30, 2019
Balance sheet data
Current assets	$54,655	$50,233
Total assets	69,850	62,474
Current liabilities	3,644	1,410
Total liabilities	8,561	10,118
Total equity	61,289	52,356

In the table below, we provide you with historical selected financial data for the three month periods ended September 30, 2020 and 2019. This information is derived from our consolidated financial statements included in the quarterly report on Form 10-Q filed by the Company for the quarterly period ended September 30, 2020 filed on November 10, 2020.

	For the three months ended September 30,
	2020	2019
	US$	US$
Statement of operation data:
Revenues	$910	$1,731
Operating expenses	1,234	1,680
Loss (income) from operations	(324)	51
Other income	75	1
Net income	367	3,561
Earnings per share, basic	0.04	0.39
Earnings per share, diluted	0.04	0.39
Weighted average ordinary shares outstanding, basic	8,797,671	8,756,156
Weighted average ordinary shares outstanding, diluted	8,856,691	8,809,572

	September 30, 2020	September 30, 2019
Balance sheet data
Current assets	$56,122	$54,655
Total assets	69,821	69,850
Current liabilities	3,957	3,644
Total liabilities	8,993	8,561
Total equity	60,828	61,289

The Company’s net book value at June 30, 2020 and at September 30, 2020 was $61,289,000 and $60,828,000, respectively, or approximately $6.97 and $6.91 per share, respectively.

OTHER MATTERS

Available Information

Because the Reverse Stock Split will constitute a “going private” transaction, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Reverse Stock Split. The Schedule 13E-3 contains additional information about the Company and the Reverse Stock Split. Copies of the Schedule 13E-3 are available for inspection and copying at the Company’s principal executive offices during regular business hours by any stockholder of the Company, or representative of a stockholder who has been so designated in writing, or by request directed to Igor Volshteyn, President, at CCUR Holdings, Inc., 6470 East Johns Crossing, Suite 490, Duluth, Georgia 30097, telephone number (770) 305-6434.

As permitted by the SEC, this information statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this information statement or in any document incorporated in this information statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

Where You Can Find More Information

The Company is currently subject to the reporting requirements of the Exchange Act and, therefore, files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. The Company’s SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.

This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The Company is not asking you for a proxy and you are requested not to send a proxy. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing of this information statement will not create any implication that the information contained in this information statement is accurate as of any other date.

You should rely only on the information contained or incorporated by reference in this information statement. The Company has not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated _____________, 2021.